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                                                                   EXHIBIT 10.20

                                CREDIT AGREEMENT

         THIS AGREEMENT dated as of the 14th day of March 1996, is made by and among SPAN INSTRUMENTS, INC., a Texas corporation ("Span"); OCALA, INC., a Texas corporation ("Ocala") (Span and Ocala are herein collectively called "Borrowers") and COMERICA BANK - TEXAS (herein called "Lender");

                               W I T N E S S E T H:

         For and in consideration of the mutual covenants and agreements herein contained, and the Loans hereinafter referred to, Borrowers and Lender hereby agree as follows:

                      ARTICLE 1: DEFINITIONS, GENERAL RULES

         Section 1.1. General Rules. For the purposes of this Agreement:

               (a) The terms defined in this Article I, unless the context requires otherwise, have the meanings applied to them in Article I and will include the plural as well as the singular. Additional definitions may be found in the preamble and throughout this Agreement;

               (b) All accounting terms not otherwise defined herein will have the meanings assigned to them in accordance with GAAP; and

               (c) The words "herein", "hereof", "hereunder" and words of similar import refer to this Agreement as a whole and not to a particular section, paragraph or other subdivision.

         Section 1.2. Certain Definitions. As used in this Agreement the following terms shall have the following meanings, unless the context otherwise requires:

         "Account" means, and includes, with respect to any Person, all of such Person's accounts, account receivables, contract rights, acceptances, notes, note receivables, chattel paper, instruments (other than margin stock), drafts, general intangibles and other forms of obligations or rights to payment and receivables, whether or not yet earned by performance. In addition, this definition shall include the definition of "Account" as that term is used in the UCC.

         "Account Debtor" means any Person who is obligated on an Account.

         "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person and without

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limiting the generality of the foregoing, includes (a) each Person that owns or controls, whether beneficially, or as trustee, guardian or other fiduciary, ten percent (10%) or more of any class of voting securities of such Person, (b) each Person in which ten percent (10%) or more of any class or series of voting securities (or in the case of a Person that is not a corporation, ten percent (10%) or more of the equity interest) is owned or controlled by such Person, and
(c) each of such Person's directors, joint venturers and partners. For the purpose of this definition, "control" (including, with correlative meanings the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or by contract or otherwise.

         "Agreement" means this Credit Agreement, as the same may from time to time be amended or supplemented.

         "Applicable Inventory Advance Percentage" means fifty percent (50%) or such lesser percentage as may be applicable from time to time, as determined in accordance with Section 2.10 hereof.

         "Applicable Rate" means a variable rate of interest per annum at all times equal to the Prime Rate plus one and one-half percent (1.5%), with adjustments to the Applicable Rate to be made on the same day as any change in the Prime Rate.

         "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended, and the rules and regulations promulgated thereunder.

         "Borrowing Base" means at the particular time in question, an amount equal to the sum of:

               (a) eighty-five percent (85%) of Eligible Accounts, as shown on the latest Borrowing Base Report received by Lender; and

               (b) an amount equal to the lesser of (i) the Applicable Inventory Advance Percentage of Eligible Inventory, as shown on the latest Borrowing Base Report received by Lender and (ii) $5,000,000.00.

         "Borrowing Base Report" means a report in the form of report attached hereto as Exhibit "A", appropriately completed, together with the following attachments: (a) summary schedule of all Eligible Accounts, as of the date specified in such report, listing face amounts and dates of invoices of each Eligible Account and the name of each Account Debtor obligated on an Eligible Account (and upon request by Lender, copies of invoices, credit reports and any other matters and information relating to Eligible Accounts), and (b) a schedule of Eligible Inventory, setting forth the locations of Eligible Inventory.

         "Business Day" means a day (other than Saturday, Sunday or a legal holiday) on which commercial banks are open for business in Dallas, Texas.

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         "Capital Lease Obligations" means, with respect to Borrowers, the obligations to pay rent or other amounts payable under a lease of (or agreement conveying the right to use) real and/or personal Property, which obligations are classified as a capital lease on a consolidated balance sheet of Borrowers prepared in accordance with GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations is the capitalized amount thereof, determined in accordance with GAAP.

         "Change of Control" shall be deemed to have occurred upon the occurrence of (a) the Merger if the conditions to the Merger set forth in
Section 5.4 of this Agreement have not been complied with, (b) the transfer by Donald E. Whitson to a third party (other than to a trust of which Donald E. Whitson is the sole trustee or to a family limited partnership controlled by Donald E. Whitson) of his shares of the Stock of Span, or (c) the death of Donald E. Whitson unless a chief executive officer reasonably satisfactory to Lender shall be appointed within 180 days from his death.

         "Collateral" means all Property which is subject or is to become subject to the Liens granted or created by the Security Instruments including, without limitation, all Accounts, Equipment, General Intangibles and Inventory of each of the Borrowers and the proceeds and products therefrom.

         "Commitments" means the Revolver Commitment and the Term Loan
Commitment.

         "Controlled Operating Account" has the meaning assigned that term in
Section 4.22 of this Agreement.

         "Current Assets" means, with respect to Borrowers as of the date of calculation, all assets of Borrowers that, in accordance with GAAP, would be included as current assets on a consolidated balance sheet of Borrowers.

         "Current Liabilities" means, with respect to Borrowers, all liabilities of Borrowers that, in accordance with GAAP, would be included as current liabilities on a consolidated balance sheet of Borrowers.

         "Debt" means, with respect to any Person, all liabilities, obligations and reserves of such Person, contingent or otherwise, which in accordance with GAAP, would be reflected as a liability on the balance sheet of such Person or would be required to be disclosed in a financial statement, including, without limitation or duplication (a) all obligations of such Person for borrowed money,
(b) all obligations of such Person evidenced by bonds, debentures, notes and other similar instruments, (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers in the ordinary course of business), (d) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee,
(e) all guarantees, endorsements, and other contingent obligations of such Person with respect to the obligations of other Persons of the type described in
(a) through (d) preceding including, but not limited to, any obligations to acquire any of such obligations, to purchase, sell, or furnish property or services primarily for the purpose of enabling such

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other Person to make payment of any of such obligations and/or to assure the owner of any of such obligations against loss with respect thereto, (f) all reimbursement obligations, contingent or otherwise, in respect of letters of credit, surety and appeal bonds and performance bonds or similar instruments assuring any other Person of the performance of any act or acts or the payment of any obligation, (g) all Debt referred to in clauses (a), (b), (c), (d), (e) or (f) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, and (h) liabilities in respect of unfunded vested benefits under any Plans.

         "Default" means any of the events or conditions specified in Section
6.1 of this Agreement, whether or not any requirement for notice or lapse of time or any other condition has been satisfied.

         "Dollar" and "$" each mean the lawful money of the United States of America.

         "Drawdown Termination Date" means January 1, 1998.

         "EBIT" means, with respect to Borrowers and for any period, the sum of
(a) the Net Income (or deficit) of Borrowers before provision for income and franchise taxes for such period, plus (b) Interest Expense of Borrowers for such period.

         "EBITDA" means, with respect to Borrowers and for any period, the sum of (a) EBIT of Borrowers for such period, plus (b) depreciation and amortization of Borrowers for such period.

         "Eligible Accounts" means, as of any date of determination (without duplication) the aggregate of all Accounts of Borrowers created in the ordinary course of business that satisfy each of the following conditions:

               (a) The Account complies with all applicable laws, rules and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System;

               (b) The Account has not been outstanding for more than 90 days past the original date of invoice;

               (c) The Account was created in connection with (i) the sale of Inventory by Borrowers and such sale has been fully consummated and such Inventory has been received by the Account Debtor or (ii) the performance of services by Borrowers and such services have been completed and accepted by the Account Debtor;

               (d) The Account does not arise from the sale of any Inventory on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment or any other conditional basis;

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               (e) A Borrower has good and valid title to the Account and the
         Account is subject to a valid, perfected, first priority security interest in favor of Lender and is not subject to any Liens except Liens in favor of Lender and other Permitted Liens to the extent they are not listed on Exhibit "B" attached hereto;

               (f) The Account does not arise out of a contract or an order that, by its terms, prohibits or makes void or unenforceable the grant of a security interest to Lender in and to such Account;

               (g) The amount of the Account included in Eligible Accounts is not subject to any setoff, counterclaim, defense, dispute, recoupment or adjustment other than normal discounts for prompt payment;

               (h) The Account Debtor is not insolvent or the subject of any bankruptcy, insolvency or similar proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due or suffered a receiver or trustee to be appointed for any of its assets or affairs;

               (i) The Account is not evidenced by chattel paper or an instrument;

               (j) No default exists under the Account by any party thereto;

               (k) The Account Debtor has not returned or refused to retain, or otherwise notified Borrower of any dispute concerning, or claimed nonconformity of, any of the Inventory or services relating to such Account;

               (l) The Account is not owed by an Affiliate of either of the Borrowers, or any stockholder or employee of either of the Borrowers;

               (m) The Account is payable in Dollars by the Account Debtor;

               (n) The Account does not constitute progress billings, retainages, or deferred payments under a contract or order not fully performed;

               (o) The Account Debtor with respect to such Account is not domiciled in any country other than the United States, unless the account is (i) fully insured by the Export-Import Bank of the United States or another insuring entity acceptable to Lender or is fully secured by a standard letter of credit issued or confirmed by a bank reasonably acceptable to Lender and such letter of credit contains terms and conditions reasonably acceptable to Lender or (ii) guaranteed by an account debtor domiciled in the United States and organized under the laws of the United States (or any state thereof) acceptable to Lender;

               (p) The Account is not owed by an Account Debtor as to which more than twenty-five percent (25%) of the aggregate balances then outstanding on

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         Accounts owed by such Account Debtor thereon and/or its Affiliates to
         Borrowers are more than 90 days past due from the dates of their original invoices;

               (q) The Account Debtor with respect to such Account is not the United States or any department, bureau, agency or instrumentality thereof, unless, with respect to the security interest in such Account in favor of Lender, the Federal Assignment of Claims Act of 1940, as amended, and any other applicable laws, shall have been complied with; and

               (r) The Account is not owed by an Account Debtor as to which the aggregate of all Accounts owing by such Account Debtor or an Affiliate of such Account Debtor exceeds twenty-five percent (25%) of the aggregate of all Accounts at such date, provided, that, an amount of Accounts owing by such Account Debtor that do not exceed twenty-five percent (25%) of the aggregate of all Accounts at such date shall not be excluded pursuant to this clause(s).

         The amount of the Eligible Accounts owed by an Account Debtor to Borrowers shall be net of, and shall be reduced by (if and to the extent not already so reduced by virtue of the preceding clauses of this definition), the amount of all contra accounts, reserves, credits, rebates and other indebtedness, liabilities and obligations owed by Borrower to such Account Debtor.

         "Eligible Inventory" means, as of any date of determination, the value of all Inventory then owned by and in the possession of a Borrower and held for sale or completed disposition in the ordinary course of business in which Lender has a valid, perfected, first priority security interest, valued at the lower of
(a) actual cost on an standard cost basis or (b) fair market value. Eligible Inventory shall not include (i) Inventory in which a Person (other than Lender) has a Lien, (ii) work in process or materials consumed in the business of Borrowers, (iii) inventory that has been shipped or delivered to a customer on a bill-and-hold, guaranteed sale, sale-or-return, sale on approval, consignment, or any other repurchase, return or conditional basis, (iv) inventory with respect to which a claim exists disputing Borrowers' title to or right to possession of such inventory, (v) inventory that is not in good condition or does not comply with all applicable laws, rules and regulations with respect to its manufacture, use or sale, (vi) inventory that is located outside of the United States, (vii) inventory produced in violation of the Fair Labor Standards Act, (viii) inventory that is evidenced by a negotiable or non-negotiable document of title, or (ix) inventory that has become obsolete or has been damaged or is not saleable in its present state for the use for which it was manufactured or purchased. For purposes hereof, transducers lacking only customer specific fittings will be classified as finished goods.

         "Environmental Laws" means any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to health or the environment in effect in any and all jurisdictions in which Borrowers are conducting or at any time have conducted business, or where any Property of either of the Borrowers is located, or where any hazardous substances generated by or disposed of by either of the Borrowers are located including, without limitation, the Clean Air Act,

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as amended, the Comprehensive Environmental, Response, Compensation, and
Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, and other environmental conservation or protection laws.

         "Equipment" means, with respect to any Person, all of such Person's now owned or hereafter acquired equipment, fixtures, and machinery, including, without limitation, furniture, furnishings, vehicles, trade fixtures, machinery and other goods used in its business, together with any and all accessions, parts and appurtenances thereto, substitutions therefor and replacements thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means any Person who for purposes of Title IV of ERISA is a member of Borrowers' controlled group, or under common control with Borrowers, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Event of Default" means any of the events or conditions specified in
Section 6.1 of this Agreement, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Financial Statements" means the financial statements of Borrowers described or referred to in Section 3.10 of this Agreement.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their successors which are applicable in the circumstances as of the date in question; provided, however, for purposes of determining compliance with any covenant set forth in
Article 4 hereof, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in Borrowers' audited financial statements referred to in
Section 3.10. hereof. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "General Intangibles" means, with respect to any Person, any and all of such Person's rights, claims, causes of action and all other intangible personal property of every kind and nature (other than Accounts) now owned or hereafter acquired by such Person including, without limitation, corporate and other books and records, evidences of corporate debt or equity, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, registrations,

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licenses, franchises, tax refund claims, tax refunds, customer lists, and any letters of credit and rights and claims against carriers and shippers, rights to indemnification, security interests or other security held by or granted to such Person to secure payment by an Account Debtor of any of the Accounts.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guarantor" means Donald Whitson.

         "Guaranty Agreement" means the guaranty agreement executed and delivered to Lender pursuant to Section 7.2 of this Agreement.

         "Indebtedness" means (without duplication) all indebtedness, liabilities and obligations of each of the Borrowers to Lender arising pursuant to this Agreement, the Notes or any other Loan Document, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, the obligation of the Borrowers to repay the Loans, to pay interest on the Loans and to pay all fees, costs and expenses (including attorneys' fees) provided for in the Loan Documents.

         "Inventory" means, with respect to any Person, any and all goods, merchandise and other personal property wheresoever located and whether or not in transit, now owned or hereafter acquired by such Person which is or may at any time be held for sale or lease, furnished under any contract of service or held as raw materials, work in process, finished goods, supplies or materials used or consumed in such Person's business and all such property the sale or other disposition of which has given rise to Accounts or which has been returned to or repossessed or stopped in transit by such Person and/or might be used in connection with the manufacturing, packing, shipping, advertising, selling or finishing such goods, merchandise and other personal property, all returned or repossessed goods now or at any time or times hereafter, in the possession or under the control of such Person or Lender, and all documents of title or documents representing same.

         "Lien" means any mortgage, lien (statutory or others), pledge, hypothecation, assignment, security interest, title retention arrangement, levy, assessment, claim, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement or any capital or financing lease having lawfully the same effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing, other than notice filings to reflect true leases and lease consignments.

         "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Guaranty Agreement, the Lockbox Agreements, the Subordination Agreements and any

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and all other certificates, documents and agreements executed and delivered pursuant to or in connection with this Agreement and any future amendments hereto or thereto.

         "Loans" means the Revolver Loans and the Term Loan.

         "Lockbox Agreements" means (a) the Automated Wholesale Lockbox Agreements between Lender and Span and (b) the Dominion of Funds Processing Account Agreements between Lender and Span, all of which shall be in form and substance reasonably satisfactory to Lender.

         "Material Adverse Effect" means, with respect to Borrowers, any set of circumstances or events which (a) is or could reasonably be expected to be material and adverse to the business, condition (financial or otherwise), operations, property, assets, prospects or profits of the Borrowers on a consolidated basis, (b) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any of the other Loan Documents or any of the transactions contemplated hereby or thereby, (c) materially impairs or could reasonably be expected to materially impair the ability of either of the Borrowers to pay any of the Indebtedness or to perform any of its obligations under any of the Loan Documents to which it is a party, (d) impairs or could reasonably be expected to impair the ability of Lender to enforce its legal rights and remedies under this Agreement or any of the other Loan Documents, or (e) impairs or could reasonably be expected to impair the priority of the Liens under any of the Loan Documents or the value of the Collateral.

         "Maximum Rate" means the maximum lawful rate of interest permitted by applicable usury laws now or hereafter enacted, which interest rate shall change when and as said laws change, to the extent permitted by said laws, effective on the day such change in said laws becomes effective, provided, however, that the term "Maximum Rate" means a rate of interest equal to five percentage points above the Prime Rate as it varies if there is no Maximum Rate.

         "Merger" means the merger of Span with and into Tylan.

         "Merger Agreement" means the Agreement and Plan of Reorganization dated as of February 20, 1996, among Tylan General, Inc., Tylan General Acquisition Subsidiary, Inc., Span Instruments, Inc. and all of the shareholders of Span Instruments, Inc.

         "Multi-employer Plan" means a Plan which is a Multi-employer plan as defined in Section 4001 of ERISA.

         "Net Income" means with respect to Borrowers for any period, the net income (or loss) of Borrowers during such period as determined in accordance with GAAP.

         "Notes" means the Revolver Note, the Term Note and the Prepayment Note, together with any and all renewals, extensions and/or rearrangements thereof.

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         "Operating Agreements" means the leases, licenses, equipment leases, collective bargaining agreements, servicing agreements, service marks, trademarks, patents, copyrights, permits, Governmental Authority approvals and other agreements relating to the operation of the business of each of the Borrowers.

         "Permitted Liens" means (a) Liens in favor of Lender, (b) Liens for taxes, assessments and other governmental charges arising by law in the ordinary course of business for sums which are not yet due and payable, (c) Liens of mechanics, materialmen, warehousemen and other like Persons arising by law in the ordinary course of business for sums which are not yet due and payable, (d) Liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance and social security obligation, (e) encumbrances consisting of minor irregularities easements, zoning restrictions or other restrictions on the use of real property that do not (individually or in the aggregate) materially affect the value of the assets encumbered thereby or materially impair the ability of either of the Borrowers to use such assets in its business, and (f) existing liens described in Exhibit "B" attached hereto.

         "Person" means any individual, sole proprietorship, corporation, partnership, joint venture, trust, joint stock company, unincorporated organization, association, institution, entity, party or government (whether national, federal, state, county, city, municipal or otherwise including, without limitation, any instrumentality, division, agency, body or department thereof).

         "Plan" means any employee benefit or other plan established or maintained by Borrowers or any ERISA Affiliate and which is covered by Title IV of ERISA.

         "Prepayment Note" means the promissory note of the Borrowers in a principal amount equal to the Term Loan Prepayment Amount bearing interest at the rates provided for in the Term Note and payable to the order of Lender in twelve (12) monthly installments, which may be executed by Borrowers in accordance with the terms of Section 2.8 of this Agreement, and being in form and substance acceptable to Lender and any and all renewals, extensions and/or rearrangements thereof.

         "Prime Rate" means the interest rate per annum announced by Lender from time to time as its prime rate. The Prime Rate is set by Lender as a general reference rate of interest taking into account such factors as Lender may deem appropriate, it being understood that it is not necessarily the lowest or best rate actually charged to any customer or a favored rate, that it may not correspond to any future increases or decreases of interest rates charged by other lenders, or market rates in general, and Lender may make various commercial or other loans at rates of interest having no relationship to such rate.

         "Proceeds" means all forms of payment received by or due to each of the Borrowers from the collection of Accounts or sale, exchange, collection or other disposition of Inventory or other property constituting Collateral and any and all claims against any third party for loss or damage to any Collateral, including insurance claims, and further, without limiting the generality of the foregoing, Proceeds shall include all

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Accounts, checks, cash, money orders, drafts, chattel paper, instruments, notes or other documents evidencing payment obligations to Borrower for sale or exchange of Collateral.

         "Property" means any interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

         "Revolver Commitment" means the obligation of Lender to make the Revolver Loans to Borrowers pursuant to Section 2.1 of this Agreement.

         "Revolver Loan" means a Loan made by Lender to Borrowers pursuant to the Revolver Commitment.

         "Revolver Note" means the promissory note of Borrowers dated as of the date of this Agreement in the stated principal amount of $12,000,000.00 payable to the order of Lender and being in form and substance acceptable to Lender and any and all renewals, extensions and/or rearrangements thereof.

         "Security Instruments" means the documents, agreements and instruments described in Section 7.2 and any and all other instruments now or hereafter executed in connection with or as security for the payment of any of the Indebtedness.

         "Senior Debt" means, with respect to Borrowers, the Total Debt of Borrowers less Subordinated Debt.

         "Senior Debt Interest Expense" means, with respect to Borrowers and for any period, the interest charges paid or accrued during such period (including imputed interest on Capital Lease Obligations but excluding amortization of debt discount and expense and excluding capitalized interest) on Senior Debt.

         "Shareholders" means Hank McCarrick, John Jul and their respective heirs, beneficiaries, personal representatives, successors and assigns.

         "Shareholder Subordinated Debt Documents" means the Shareholder Subordinated Notes, and any and all other documents and agreements executed in connection therewith.

         "Shareholder Subordinated Notes" means (a) Promissory Note dated May 15, 1992, in the stated principal amount of $132,038.30 executed by Span and payable to the order of Hank McCarrick as therein provided, (b) Subordinated Promissory Note dated June 6, 1994 in the stated principal amount of $353,447.83 executed by Span and payable to the order of Hank McCarrick as therein provided, as amended and modified by letter agreement dated August 31, 1995, between Span and Hank McCarrick, (c) Subordinated Promissory Note dated June 6, 1994, in the stated principal amount of $147,359.68 executed by Span and payable to the order of John Jul as therein provided, as amended by letter agreement dated August 31, 1995, between Span and John Jul, and (d) all notes issued in exchange or substitution for any of the foregoing.

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         "Shareholder Subordination Agreements" means (a) Subordination
Agreement of even date herewith executed by Span, Hank McCarrick and Lender, (b) Subordination Agreement of even date herewith executed by Span, John Jul and Lender and (c) all amendments and modifications to any of the foregoing.

         "Stock" means all shares, options, interests, participations, or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more of all of the foregoing.

         "Stratford" means Stratford Capital Partners, L.P., a Texas limited partnership together with its permitted transferees, successors and assigns.

         "Stratford Subordinated Debt Documents" means the Stratford Subordinated Note, that certain Note Purchase Agreement of even date herewith by and between Span and Stratford, that certain Warrant Purchase Agreement of even date herewith by and among Span, certain shareholders of Span, and Stratford, and the Warrant.

         "Stratford Subordinated Note" means that certain Senior Subordinated Note of even date herewith in the stated principal amount of $5,000,000.00 executed by Span and payable to the order of Stratford, and all notes issues in exchange or substitution therefor.

         "Stratford Subordination Agreement" means that certain Subordination Agreement of even date herewith executed by Span, Stratford and Lender and all amendments and modifications thereto.

         "Subordinated Debt" means (a) the Debt evidenced by the Stratford Subordinated Debt Documents, (b) the Debt evidenced by the Shareholder Subordinated Debt Documents, and (c) any other Debt of Borrowers, hereafter incurred by Borrowers, that, by the express terms of the instrument evidencing or creating such Debt or by the terms of a subordination agreement, in form and substance satisfactory to Lender, is validly and effectively made subordinate and subject in right to payment, to whatever extent Lender may require, to the prior payment of the Indebtedness to Lender.

         "Subordinated Debt Documents" means all agreements, documents and instruments evidencing or governing the Subordinated Debt including, without limitation, the Stratford Subordinated Debt Documents and the Shareholder Subordinated Debt Documents.

         "Subordination Agreements" means the Shareholder Subordination Agreements and the Stratford Subordination Agreements.

         "Subsidiary" means any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by either of the Borrowers and/or one or more of its Subsidiaries.

CREDIT AGREEMENT                                                       PAGE -12-

         "Tangible Net Worth" means, with respect to Borrowers at the time of calculation, all amounts which, in conformity with GAAP, would be included as shareholder equity on a consolidated balance sheet of Borrowers plus Subordinated Debt; provided, however, there is excluded therefrom; (a) any note receivable or account receivable from any Affiliate or Subsidiary of either of the Borrowers or from any employee or shareholder of either of the Borrowers or any Affiliate or Subsidiary of either of the Borrowers, (b) any amount attributable to treasury shares, (c) goodwill, including any amounts however designated, that represent the excess of the purchase price paid for assets or stock over the value assigned thereto, (d) patents, trademarks, trade names and copyrights, and (e) all other assets which are properly classified as intangible assets under GAAP.

         "Term Loan Commitment" means the obligation of Lender to make the Term Loan pursuant to Section 2.2 of this Agreement.

         "Term Loan" means the loan made by Lender to Borrowers from the Term Loan Commitment.

         "Term Loan Prepayment Amount" means, as of the date of calculation, an amount equal to the difference between (a) the unpaid principal balance of the Term Note as of the date of calculation less (b) $1,423,000.00.

         "Term Note" means the promissory note of Borrowers dated as of the date of this Agreement in the stated principal amount of $2,000,000.00 payable to the order of Lender described in Section 2.2. of this Agreement and being in form and substance satisfactory to Lender, together with any and all renewals, extensions and/or rearrangements thereof.

         "Total Debt" means, with respect to any Person, all liabilities, obligations and reserves of each of the Borrowers, contingent or otherwise, which in accordance with GAAP, would be reflected as a liability on the consolidated balance sheet of Borrowers or would be required to be disclosed in a financial statement, including, without limitation or duplication (a) all obligations of each of the Borrowers for borrowed money, (b) all obligations of each of the Borrowers evidenced by bonds, debentures, notes and other similar instruments, (c) all obligations of each of the Borrowers issued or assumed as the deferred purchase price of property or services (other than accounts payable to suppliers in the ordinary course of business), (d) all obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which either of the Borrowers is liable as lessee,
(e) all guarantees, endorsements, and other contingent obligations of each of the Borrowers with respect to the obligations of other Persons of the type described in (a) through (d) preceding including, but not limited to, any obligations to acquire any of such obligations, to purchase, sell, or furnish property or services primarily for the purpose of enabling such other Person to make payment of any of such obligations and/or to assure the owner of any of such obligations against loss with respect thereto, (f) all reimbursement obligations, contingent or otherwise, in respect of letters of credit, surety and appeal bonds and performance bonds

CREDIT AGREEMENT                                                       PAGE -13-
or similar instruments assuring any other Person of the performance of any act or acts or the payment of any obligation, (g) all Debt referred to in clauses
(a), (b), (c), (d), (e) or (f) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by either of the Borrowers, even though Borrowers have not assumed or become liable for the payment of such Debt, and (h) liabilities in respect of unfunded vested benefits under any Plans.

         "Total Debt Interest Expense" means, with respect to Borrowers and for any period, the interest charges paid or accrued during such period (including imputed interest on Capital Lease Obligations but excluding amortization of debt discount and expense and excluding capitalized interest) on Total Debt of Borrowers.

         "Total Liabilities" means, with respect to Borrowers at the time of calculation, all amounts which in conformity with GAAP, would be included as liabilities on a consolidated balance sheet of Borrowers.

         "Tylan" means Tylan General, Inc., a Delaware corporation.

         "UCC" means the Uniform Commercial Code as adopted by the State of Texas.

         "Warrant" means the warrant dated March 14, 1996, issued by Span to Stratford providing for the purchase of up to 10% of Span's common stock (on a fully diluted basis), as the same may be adjusted from time to time pursuant to the terms of such warrant, and all warrants issued upon the transfer of, or in substitution for, such warrants.

         "Working Capital" means, with respect to Borrowers, the excess of Current Assets of Borrowers over Current Liabilities of Borrowers.

                     ARTICLE 2: AMOUNT AND TERMS OF CREDIT

         Section 2.1. The Revolver Commitment.

         (a) Revolver Loans. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, Lender agrees, from the date of this Agreement up to but not including the Drawdown Termination Date, to make Revolver Loans to Borrowers from time to time on any Business Day up to but not exceeding an aggregate principal sum at any time outstanding equal to the lesser of (i) the Borrowing Base and (ii) $12,000,000.00. Within such limits and during such period, Borrowers may borrow, repay and reborrow hereunder.

         (b) Revolver Note. To evidence the Revolver Loans, Borrowers will issue, execute and deliver the Revolver Note dated of even date with this Agreement in the stated principal amount of $12,000,000.00 and payable to the order of Lender. The outstanding principal balance of the Revolver Loans shall be payable on the Drawdown Termination Date. Interest on the Revolver Loans shall be due and payable monthly on

CREDIT AGREEMENT                                                       PAGE -14-
the first (1st) day of each calendar month as it accrues on the principal amount from time to time outstanding, at the rates provided in Section 2.1(c) hereof, with payments commencing April 1, 1996.

         (c) Interest Rate. The unpaid principal of the Revolver Loans shall accrue interest from the date of advancement until maturity or default at the lower of (i) the Applicable Rate, as it varies, or (ii) the Maximum Rate. All past due principal and interest, whether due as a result of acceleration of maturity or otherwise, shall accrue interest at the Maximum Rate from the date payment thereof shall have become due until the same shall have been fully discharged by payment.

         (d) Making the Revolver Loans. Lender is authorized, without further authorization from or notice to Borrower, to make Revolver Loans without any request or instruction from Borrowers (whether written or oral) to pay (i) checks and other items executed by Borrowers drawn on the Controlled Operating Account, (ii) accrued unpaid interest owing on the Revolver Loans, as and when due, and (iii) at Lender's sole option (but without any obligation), accrued and unpaid interest and installments of principal owing on the Term Note and the Prepayment Note, as and when due, if not paid by Borrowers in accordance with the terms of said Notes.

         (e) Funding the Revolver Loans. Upon fulfillment of the applicable conditions set forth in Article 7 hereof, Lender will make the Revolver Loans available to Borrowers by depositing the proceeds of the Revolver Loans into the Controlled Operating Account.

         Section 2.2. The Term Loan Commitment.

             (a) Term Loan. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, Lender agrees to make a Term Loan to Borrowers on the date of this Agreement in the principal amount of $2,000,000.00.

             (b) Term Note. To evidence the Term Loan, Borrowers will issue, execute and deliver the Term Note dated as of the date of its issuance in the stated principal amount of $2,000,000.00 and payable to the order of Lender in forty-eight (48) monthly installments. Interest on the Term Loan will accrue on the principal amount from time to time outstanding at the rates provided in Section 2.2(c) hereof.

             (c) Interest Rate. The outstanding principal amount of the Term Loan shall accrue interest prior to maturity or default at the lower of
         (i) the Applicable Rate, as it varies or (ii) the Maximum Rate. All past due principal and interest, whether due as a result of acceleration of maturity or otherwise, shall accrue interest at the Maximum Rate from the date payment thereof shall have become due until the same shall have been fully discharged by payment.

CREDIT AGREEMENT                                                       PAGE -15-

         Section 2.3. Voluntary Prepayments. Subject to the terms of Section 2.9(c) hereof, Borrowers may prepay the unpaid principal of any of the Notes at any time in whole or from time to time in part without premium or penalty, but with accrued interest to the date of prepayment on the amount so prepaid. Each prepayment of principal of the Revolver Note shall be applied to reduce the outstanding principal balance thereof. Each prepayment of principal of the Term Note or the Prepayment Note shall be applied to installments of unpaid principal of the Term Note or the Prepayment Note, as applicable, in the inverse order of their stated maturity.

         Section 2.4. Computation of Interest. All payments of interest and fees shall be computed on the per annum basis of a year of 360 days, but to the extent such computations of interest might cause the rate of interest to exceed the Maximum Rate, such interest shall be computed on the basis of a year of 365 or 366 days, as applicable.

         Section 2.5. Payment on Non-Business Day. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder and under the Notes.

         Section 2.6. Manner of Paying and Prepaying. All payments of principal, interest, fees and expenses under this Agreement and the Notes shall be made to Lender in lawful currency of the United States of America and in immediately available funds not later than 11:00 a.m., Dallas, Texas time, on the date called for hereunder and under the Notes, at Lender's address set forth in
Section 8.1 of this Agreement.

         Section 2.7. Termination of Revolver Commitment. Prior to the Drawdown Termination Date, Borrowers shall have the right to terminate in whole (but not in part) the Revolver Commitment upon at least three (3) Business Days prior written notice (which notice shall be irrevocable) to Lender specifying the effective date thereof by paying to Lender (a) the aggregate unpaid principal amount of the Revolver Note together with all accrued and unpaid interest owing thereon and (b) the fee owing to Lender pursuant to Section 2.9(c) of this Agreement.

         Section 2.8. Mandatory Prepayments.

               (a) Revolving Note Prepayments. If at any time the outstanding principal balance of the Revolver Note exceeds the lesser of (i) the Borrowing Base or (ii) $12,000,000.00, Borrowers shall forthwith prepay the amount of such excess for application towards reduction of the outstanding principal balance of the Revolver Note.

               (b) Term Loan Prepayment. In the event that (a) the Merger Agreement is terminated, (b) good faith negotiations between Span and Tylan with respect to the Merger cease, or (c) the Merger is not closed and consummated in accordance with the terms of the Merger Agreement on or prior to September 1, 1996, then, upon the date of the occurrence of the event specified in (a) or (b)

CREDIT AGREEMENT                                                       PAGE -16-
         above, or on September 1, 1996, upon the occurrence of the circumstance specified in (c) above, Borrowers shall forthwith prepay the Term Loan Prepayment Amount (calculated as of the date such Term Loan Prepayment Amount is due) for application to the remaining unpaid installments of the Term Note in the inverse order of their stated maturity; provided, however, if no Default exists on the date the Term Loan Prepayment Amount is due pursuant to this Section 2.8(b), Borrowers may satisfy their obligation to make such prepayment by executing and delivering to Lender the Prepayment Note in an amount equal to the Term Loan Prepayment Amount. Upon execution of the Prepayment Note by Borrowers and delivery thereof to Lender, Lender will credit the Term Loan Prepayment Amount to the remaining unpaid installments of principal on the Term Note in the inverse order of their stated maturity.

         Section 2.9. Fees.

               (a) Borrowers agree to pay to Lender, on or before the date of this Agreement, a facility fee of $50,000.00.

               (b) For the period from the date hereof through the earlier of
         (i) the Drawdown Termination Date or (ii) the date of the termination of the Revolver Commitment in accordance with Section 2.7 hereof, Borrowers agree to pay to Lender on the last day of each calendar quarter commencing March 31, 1996 and on the Drawdown Termination Date or such earlier date of termination, an unused revolver commitment fee of one-quarter of one percent (1/4 of 1%) per annum on the daily average of the unadvanced portion of the Revolver Commitment for the then ending calendar quarter.

               (c) In the event Borrowers terminate the Revolver Commitment in accordance with Section 2.7 hereof, Borrowers agree to pay to Lender a fee in the amount of $100,000.00.

               (d) The fees described in this Section 2.9 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money, and the obligation of Borrowers to pay each fee described herein shall be in addition to, and not in lieu of, the obligation of Borrowers to pay interest and other expenses otherwise described in this Agreement and in each of the other Loan Documents.

         Section 2.10. Adjustments to Applicable Inventory Advance Rate.

         In the event that (a) the Merger Agreement is terminated, (b) good faith negotiations between Span and Tylan with respect to the Merger cease, or
(c) the Merger is not closed and consummated in accordance with the terms of the Merger Agreement on or prior to September 1, 1996, then commencing on the first
(1st) day of the calendar month immediately following the occurrence of either of the events specified in (a) or (b) above, or on September 1, 1996 upon the occurrence of the circumstances specified

CREDIT AGREEMENT                                                       PAGE -17-
in (c) above, and upon the first (1st) day of each calendar month thereafter the Applicable Inventory Advance Percentage shall, at Lender's option, be reduced by two percent (2%) each calendar month until such time as the Applicable Inventory Advance Percentage is reduced to thirty-two percent (32%).

         Section 2.11 Proceeds from Accounts and other Collateral.

         (a) Lender shall (without notice to or demand on Borrowers), from the date hereof until the occurrence of an Event of Default, apply against the outstanding balance of the Revolver Note from time to time any collection on and Proceeds from Borrowers' Accounts forwarded to Lender.

         (b) Lender may (without notice to a demand on Borrowers) after the occurrence and during the continuance of an Event of Default, apply any and all collections on and Proceeds from Borrowers' Accounts and the other Collateral forwarded to Lender to the payment of the Indebtedness in such order and priority as Lender may elect.

         (c) Lender shall not be required to make application to the Revolver Note or any other Indebtedness with the amount of any check or other instrument constituting provisional payment until Lender has received final payment thereof in cash or solvent credits accepted by Lender.

                   ARTICLE 3: REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and to make the Loans called for hereunder, Borrowers represent and warrant to Lender (which representations and warranties will survive the delivery of the Notes and the making of the Loans thereunder) that:

         Section 3.1. Organization, Standing, Qualification, Etc. of Borrowers. Each of the Borrowers:

               (a) is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

               (b) has all requisite power and authority and all necessary consents, approvals, licenses, permits, franchises and other authorizations (i) to own and operate its Property, (ii) to carry on its business as now conducted and as presently proposed to be conducted, (iii) to create and issue the Notes and to execute and deliver the Merger Agreement, the Subordinated Debt Documents, this Agreement and the other Loan Documents to which it is a party, and (iv) to carry out and comply with the terms of the Merger Agreement, the Subordinated Debt Documents, this Agreement and the other Loan Documents to which it is a party; and

CREDIT AGREEMENT                                                       PAGE -18-

               (c) is duly qualified and authorized to transact business and is in good standing as a foreign corporation in all jurisdictions wherein the Property owned or the business transacted by it makes such qualification necessary.

         Section 3.2. Subsidiaries. Other than Ocala, Span has no Subsidiaries. Ocala has no Subsidiaries.

         Section 3.3. Place of Business. The principal place of business of Span and the office where Span keeps the records relating to its Property (including the Collateral) and all contracts relating thereto and all accounts arising therefrom is located at the address referenced for Borrowers in Section 8.1 of this Agreement. The principal place of business of Ocala and the office where Ocala keeps the records relating to its Property (including the Collateral) and all contracts relating thereto and all accounts arising therefrom is 607 Northwest 27th Avenue, Ocala, Florida 34470.

         Section 3.4. Binding Obligation. All action on the part of Borrowers requisite for the due creation, issuance and delivery of the Merger Agreement, the Subordinated Debt Documents, this Agreement, the Notes and the other Loan Documents has been duly and effectively taken. This Agreement constitutes, and the other Loan Documents when executed and delivered will constitute, legal, valid and binding obligations of each of the Borrowers, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency and other laws of general application relating to the enforcement of creditors' rights.

         Section 3.5. No Defaults. Neither of the Borrowers is in violation of any term of (a) its Certificate and/or Articles of Incorporation or Bylaws, or
(b) the Merger Agreement, any of the Subordinated Debt Documents or any indenture, mortgage, deed of trust, promissory note, loan agreement or any other agreement or undertaking to which it is a party or by which it is or any of its Property may be bound or subject.

         Section 3.6. Compliance. Neither of the Borrowers:

               (a) to the best of their knowledge, is in violation of any law (including, without limitation, Section 6 or 7 of the Fair Labor Standards Act), ordinance, statute, rule, regulation, franchise, certificate or permit to which it is subject; or

               (b) is in default with respect to any judgment, order, writ, injunction, decree or demand of any court or Governmental Authority.

         Section 3.7. Litigation. There are no actions, suits or proceedings pending or, to the knowledge of either of the Borrowers, threatened against or affecting either of the Borrowers in any court or before any Governmental Authority which on the date of this Agreement has, or which if adversely determined against either of the Borrowers could have, a Material Adverse Effect on either of the Borrowers.

         Section 3.8. No Legal Bar, Resultant Lien or Governmental Approval. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor

CREDIT AGREEMENT                                                       PAGE -19-
the consummation of the transactions contemplated herein or therein, nor compliance by either of the Borrowers with the provisions hereof or thereof:

               (a) will conflict with or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any law, rule, regulation, order, writ, injunction or decree of any court or Governmental Authority to which either of the Borrowers is subject, or of the Certificate and/or Articles of Incorporation or Bylaws of either of the Borrowers, or of the Merger Agreement or any of the Subordinated Debt Documents, or of any indenture, mortgage, deed of trust, promissory note, loan agreement or any other agreement or undertaking to which either of the Borrowers is a party or by which either of the Borrowers or any of its Property may be bound or subject;

               (b) will result in the creation or imposition of any Lien upon any Property of either of the Borrowers (other than those contemplated by this Agreement); or

               (c) will require any action of, or declaration or filing with, any Governmental Authority, other than (i) filings required to perfect Liens created pursuant to the Security Instruments and (ii) filings necessary to assign to Lender existing financing statements in favor of Fleet Credit Corporation and Fleet National Bank.

         Section 3.9. Restrictions on Borrowers. Neither of the Borrowers is a party to any contract, agreement or undertaking nor subject to any law, regulation, order, writ, injunction or decree of any court or Governmental Authority which has or could reasonably be expected to have a Material Adverse Effect on either of the Borrowers.

         Section 3.10. Financial Statements. The audited consolidated financial statements of Borrowers for the fiscal year ended August 31, 1995, and the corresponding unaudited consolidated interim financial statements as of January 31, 1996, which have been delivered to Lender have been prepared in accordance with GAAP and present fairly the financial condition and results of the operations of Borrowers as at the dates and for the periods covered (subject only to normal year end audit adjustments with respect to such unaudited interim statements). Since January 31, 1996, no event, condition or circumstance has occurred which could have a Material Adverse Effect on either of the Borrowers.

         Section 3.11. Investments and Guaranties. Neither of the Borrowers has made investments in, advances to, or guaranties of the Debt of, any Person, except as disclosed in the Financial Statements or as disclosed in Schedule 3.11 attached hereto.

         Section 3.12. Debt. Neither of the Borrowers has any Debt except as disclosed in the Financial Statements or as disclosed in Schedule 3.12 attached hereto.

         Section 3.13. Taxes. All tax returns required to be filed by each of the Borrowers in each jurisdiction have been filed and each of the Borrowers has paid all taxes as

CREDIT AGREEMENT                                                       PAGE -20-
shown on said returns and all assessments received by it, and neither of the Borrowers has any knowledge of any actual or proposed deficiency or additional assessments in connection therewith.

         Section 3.14. Title. Each of the Borrowers has good and indefeasible title to all its real property and has good title to all its other Property, including that reflected in the most recent balance sheet referred to in Section
3.10 of this Agreement and to all real property and other Property acquired by it since the date of such balance sheet, subject to no Liens, except for Permitted Liens.

         Section 3.15. Adverse Conditions. Neither the business nor any of the Property of either of the Borrowers is affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which has or could reasonably be expected to have a Material Adverse Effect on either of the Borrowers.

         Section 3.16. Solvency. Neither of the Borrowers (a) is insolvent on the date of this Agreement and will not become insolvent as a result of entering into this Agreement and the other Loan Documents, (b) is engaged in a business or transaction nor is about to engage in a business or transaction, for which any Property remaining with either of the Borrowers constitutes an unreasonably small amount of capital, or (c) intends to incur Debt that will be beyond the ability of Borrowers to pay as such Debt matures.

         Section 3.17. Margin Securities. Neither of the Borrowers is engaged nor will either of the Borrowers engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loans hereunder will be used for purchasing or carrying any such margin stock. Neither of the Borrowers nor any Person acting on its behalf has taken any action that might cause the transactions contemplated by this Agreement or any of the other Loan Documents to violate Regulations G, T, U or X or to violate the Securities Exchange Act of 1934, as amended.

         Section 3.18. Investment Company Act. Neither of the Borrowers is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. The making of the Loans by Lender, the application of the proceeds and repayment thereof by Borrowers and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

         Section 3.19. Regulatory Matters. Each of the Borrowers has duly and timely filed all reports and other filings which are required to be filed by it under any rules or regulations promulgated by any Governmental Authority or other Person having jurisdiction over either of the Borrowers or any of its operations. All information provided by or on behalf of Borrowers in any filing with any Governmental Authority or

CREDIT AGREEMENT                                                       PAGE -21-
other Person having jurisdiction over the Borrowers was, at the time of filing, true, complete and correct in all material respects, and the appropriate Person has been notified of any substantial or significant changes in such information as may be required in accordance with applicable laws, rules and regulations.

         Section 3.20. Good Consideration. The Loan Documents and the transactions contemplated thereby have been or will be executed, delivered and performed in good faith and in exchange for reasonably equivalent value.

         Section 3.21. Intellectual Property and Operating Agreements. Neither of the Borrowers has been (a) charged with any material infringement of any patent, copyright, trademark, or service mark or (b) notified or advised of any such claim. Each of the Borrowers owns, possesses and has the right to use all Operating Agreements, and all rights with respect thereto, necessary for the conduct of its business, without any known conflict with the rights of others and, in each case, free of Liens. No event has occurred that could result in the cancellation or termination of any Operating Agreement or the imposition thereunder of any liability against either of the Borrowers and there is no reason to believe that any Operating Agreement will not be renewed in the ordinary course. Neither of the Borrowers has any Operating Agreements which consist of a license to use patents, trademarks, service marks, trade names or other similar items of intellectual property. The consummation of the transactions contemplated hereby will not alter or impair any right, title or interest of either of the Borrowers in any of the Operating Agreements.

         Section 3.22. Merger Agreement. Borrowers have delivered to Lender a true and complete copy of the Merger Agreement executed by Span, Tylan and the other parties thereto. The Merger Agreement has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified, is in full force and effect, and is binding upon and enforceable against all parties thereto in accordance with its terms. There exists no default under the Merger Agreement and all obligations required to have been performed by the date of this Agreement have been performed in accordance with the terms thereof.

         Section 3.23. Subordinated Debt Documents. Borrowers have delivered to Lender true and complete copies of the Subordinated Debt Documents executed by Span and the other parties thereto. The Subordinated Debt Documents have not been amended or otherwise modified, are in full force and effect, and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under any of the Subordinated Debt Documents and all obligations required to have been performed by the date of this Agreement have been performed in accordance with the terms thereof.

         Section 3.24. Operation and Maintenance of Equipment. Neither of the Borrowers nor, to either of the Borrower's knowledge, any other Person owning or operating any Equipment necessary for the operation of the business of either of the Borrowers has used, operated, or maintained the same in a manner which now or hereafter could result in the cancellation or termination of the right of either of the Borrowers to use the same

CREDIT AGREEMENT                                                       PAGE -22-
or which could result in any material liability of either of the Borrowers for damages in connection therewith. All of the Equipment and other tangible personal property owned by each of the Borrowers is in good operating condition and repair and has been used, operated and maintained in compliance with all applicable laws, rules and regulations.

         Section 3.25. No Material Misstatements. No information, exhibit, or report furnished to Lender by either of the Borrowers in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

         Section 3.26. ERISA. Neither of the Borrowers has (a) incurred an accumulated funding deficiency under any Plan in an amount sufficient to have a Material Adverse Effect on either of the Borrowers, (b) incurred material liability to the Pension Benefit Guaranty Corporation in connection with any Plan, (c) withdrawn in whole or in part from participation in a multi-employer pension plan (as defined in ERISA) or (d) committed, permitted or suffered a "prohibited transaction" or "reportable event" (as such terms are defined in ERISA).

         Section 3.27. Environmental Matters. Neither any Property of either of the Borrowers nor the operations conducted thereon violates any Environmental Laws in any material respect or order of any court or Governmental Authority with respect to Environmental Laws. The business and operations of Borrowers do not produce nor involve the use or disposal of any hazardous substances not in compliance with Environmental Laws.

         Section 3.28. Use of Proceeds. Borrowers will use the proceeds of the Revolver Loans solely for the purpose of refinancing existing Debt of Borrowers and providing working capital. The Borrowers will use the proceeds of the Term Loan solely for the purpose of refinancing existing Debt of Borrowers.

                        ARTICLE 4: AFFIRMATIVE COVENANTS

         So long as the Commitments shall remain available to Borrowers, and until the payment in full of the Indebtedness unless Lender shall otherwise consent in writing, Borrowers agrees that:

         Section 4.1. Business and Financial Information. Each of the Borrowers will promptly furnish to Lender from time to time such information regarding the business and affairs and financial condition of each of the Borrowers and the Guarantor as Lender may reasonably request, and will furnish Lender:

               (a) Monthly Financial Statements - as soon as available and in any event within thirty (30) days after the end of each calendar month during the term of this Agreement, the consolidated and consolidating balance sheets (including, without limitation, a statement of contingent liabilities) of Borrowers as of the close of the immediately preceding calendar month and the consolidated and consolidating statements of income, cash flows, and shareholders' equity of

CREDIT AGREEMENT                                                       PAGE -23-

         Borrowers for the immediately preceding calendar month, setting forth, in each case in comparative form, the figures for the corresponding periods in the previous calendar year as well as year-to-date figures, all in such detail as Lender may reasonably request and accompanied by a statement of an authorized financial officer of each of the Borrowers certifying that such statements fairly present the financial position of Borrowers at the close of such period and the results of their operations for such period (subject to normal year end audit adjustments);

               (b) Annual Financial Statements - as soon as available but in any event within one hundred twenty (120) days after the close of each fiscal year of Borrowers during the term of this Agreement, the audited consolidated and consolidating balance sheets (including, without limitation, a statement of contingent liabilities) of Borrowers as at the end of such fiscal year and the audited consolidated and consolidating statements of income, cash flows, and shareholders' equity of Borrowers for such fiscal year, setting forth, in each case in comparative form, the figures for the previous fiscal year, all in reasonable detail and audited and certified by a "big six" accounting firm or other independent certified public accountants of recognized national standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP and accompanied by a certificate of such independent certified public accountants to Lender
         (i) stating that to their knowledge no Default has occurred and is continuing, or if in their opinion a Default has occurred and is continuing, a statement as to the nature thereof, and (ii) confirming the calculations set forth in Borrowers' compliance certificate delivered simultaneously therewith;

               (c) Other Statements - promptly upon becoming available, a copy of (i) all other financial statements, reports, notices and proxy statements sent by either of the Borrowers to stockholders, (ii) all other regular and periodic reports and all registration statements and prospectuses filed by either of the Borrowers with any securities exchange or with the Securities and Exchange Commission or any Governmental Authority succeeding to any or all of the functions of said Commission, and (iii) all statements generally made available by either of the Borrowers or others concerning material developments in the business of either of the Borrowers;

               (d) Notice of Default - immediately upon becoming aware of the existence of any Default under this Agreement or any of the other Loan Documents, a written notice specifying the nature and period of existence thereof and what action Borrowers are taking or propose to take with respect thereto;

               (e) Notice of Claimed Default - immediately upon becoming aware that any Person has given notice or taken any other action with respect to a claimed default under the Merger Agreement, any of the Subordinated Debt Documents, any Operating Agreement or under any note, agreement, contract, or undertaking to which either of the Borrowers or Guarantor is a party, a written notice specifying the notice given or action taken by such Person and the nature of the

CREDIT AGREEMENT                                                       PAGE -24-
         claimed default and what action Borrowers or the Guarantor is taking or proposes to take with respect thereto;

               (f) Litigation, Adverse Events - immediately upon becoming aware of (i) any action, suit or proceeding pending or threatened against or affecting either of the Borrowers or the Guarantor in any court or before any Governmental Authority, which if adversely determined could have or could reasonably be expected to have a Material Adverse Effect on either of the Borrowers or the Guarantor, or (ii) any lapse or termination of any license, permit, franchise, agreement or other authorization issued to either of the Borrowers by any Governmental Authority or any other Person or the refusal to renew or extend any such license, permit, franchise, agreement or other authorization, a written notice specifying the nature thereof and what action Borrowers or the Guarantor is taking or proposes to take with respect thereto;

               (g) Material Adverse Effect - immediately upon becoming aware of any event, condition or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect on either of the Borrowers or the Guarantor, a written notice specifying the nature thereof and what action Borrowers or the Guarantor is taking or proposes to take with respect thereto;

               (h) Weekly Borrowing Base Reports - on Friday of each calendar week during the term of this Agreement, or on such other frequency as Lender may request, a Borrowing Base Report (without the required attachments) as of the close of business on the immediately preceding Thursday or such other applicable period, appropriately completed, and certified as complete and correct by an authorized financial officer of each of the Borrowers;

               (i) Monthly Borrowing Base Reports - as soon as available and in any event within thirty (30) days after the end of each calendar month during the term of this Agreement, a Borrowing Base Report (with the required attachments) as of the end of the immediately preceding calendar month, appropriately completed, and certified as complete and correct by an authorized financial officer of each of the Borrowers;

               (j) Inventory Reports - as soon as available and in any event within thirty (30) days after the end of each calendar month during the term of this Agreement, or on such other frequency as Lender may request, a written report with respect to the immediately preceding calendar month or other period, setting forth each of the Borrower's opening Inventory, Inventory acquired, Inventory sold, Inventory returned, Inventory used in the business of either of the Borrowers, closing Inventory, any other Inventory not within the preceding categories, and such other information as Lender may request from time to time, such report to be in reasonable detail and prepared on a basis and in a format acceptable to Lender and certified as complete and correct by an authorized financial officer of each of the Borrowers;

CREDIT AGREEMENT                                                       PAGE -25-

               (k) Account Receivable Reports - as soon as available and in any event within thirty (30) days after the end of each calendar month during the term of this Agreement, or on such other frequency as Lender may request, a written report setting forth the amount of the billed but uncollected Accounts of each of the Borrowers which, among other things, specifies the names of the Account Debtors and age of each Account in increments of at least thirty-day intervals (with all credit balances to be aged as current) as at the end of the immediately preceding calendar month or such other period, such report to be in reasonable detail and prepared on a basis and in a format acceptable to Lender and certified as complete and correct by an authorized financial officer of each of the Borrowers;

               (l) Account Payable Reports - as soon as available and in any event within thirty (30) days after the end of each calendar month during the term of this Agreement, or such other frequency as Lender may request, a written report setting forth the amount of the accrued payables of each of the Borrowers as of the end of the immediately preceding calendar month or such other period, both in the aggregate and by creditor which, among other things, specifies the names of the creditors and due dates of such payables, such report to be in reasonable detail and prepared on a basis and in a format acceptable to Lender and certified as complete and correct by an authorized financial officer of each of the Borrowers;

               (m) Equipment Listing - upon request by Lender, a listing of all Equipment of each of the Borrowers (specifying the location(s) thereof), such report to be in reasonable detail and prepared on a basis and in a format acceptable to Lender and certified as complete and correct by an authorized financial officer of each of the Borrowers;

               (n) Changes in Collateral - immediately upon becoming aware of any matter adversely affecting any of the Collateral, including, without limitation, any event causing loss or depreciation in the value of any of the Collateral, a written notice specifying the nature thereof and what action Borrowers are taking or propose to take with respect thereto; and

               (o) Merger - immediately upon becoming aware that (i) the Merger Agreement has been terminated, (ii) good faith negotiations between Span and Tylan regarding the Merger have ceased, or (iii) any party has failed to perform and/or observe any of its obligations under the Merger Agreement, a written notice specifying the nature thereof and what action Span is taking or proposes to take with respect thereto;

               (p) ERISA Information and Compliance - (i) promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan and (ii) immediately upon becoming aware of the occurrence of any "reportable event" or "prohibited transaction" (as such terms are defined in ERISA) in connection

CREDIT AGREEMENT                                                       PAGE -26-
         with any Plan, a written notice specifying the nature thereof, what action Borrowers are taking or propose to take with respect thereto and, when known, any action taken by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto.

         Section 4.2. Certificates of Compliance. Borrowers will furnish, or cause to be furnished, to Lender concurrently with the furnishing of the monthly and annual financial statements pursuant to Section 4.1 hereof, a certificate in the form of certificate attached hereto as Exhibit "D" signed by an authorized financial officer of each of the Borrowers stating:

               (a) that a review of the activities of Borrowers has been made under their supervision with a view to determining whether Borrowers have fulfilled all of their obligations under this Agreement and the other Loan Documents; and

               (b) that Borrowers have fulfilled all of their obligations under this Agreement and the other Loan Documents and that all representations made herein and therein continue to be true and correct (or specifying the nature of any change) or if either of the Borrowers shall be in Default, specifying any Default and the nature and status thereof, and showing in detail the computations required by the provisions of Sections 4.14, 4.15, 4.16, 4.17 and 4.18 of this Agreement based on the figures which appeared on the books of account of Borrowers at the close of such respective period;

         Section 4.3. Taxes and Other Liens. Each of the Borrowers will pay before they become delinquent:

               (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or Property or any part thereof; and

               (b) all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might result in the creation of a Lien upon any Property of either of the Borrowers;

provided, that items of the foregoing description need not be paid while being contested in good faith by appropriate proceedings diligently conducted, and provided, further, that reserves adequate under GAAP have been established with respect thereto, and provided, further, that the owing company's title to, and its right to use, its Property is not adversely affected thereby.

         Section 4.4. Maintenance of Existence, Property and Financial Records. Each of the Borrowers will:

               (a) Existence and Rights - maintain its corporate existence, rights and franchises, and continue to be duly authorized and qualified to transact business

CREDIT AGREEMENT                                                       PAGE -27-
         in each jurisdiction wherein the Property owned or the business transacted by it makes such qualification necessary;

               (b) Property - maintain its Property in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its Property as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times; and

               (c) Financial Records - maintain and keep books of records and accounts in which full, true and correct entries in accordance with GAAP will be made of all dealings and transactions in relation to its business and activity.

         Section 4.5. Maintenance of Licenses and Operating Agreements. Each of the Borrowers shall maintain in full force and effect at all times, and apply in a timely manner for renewal of, all of its licenses, approvals, permits, franchises, patents, copyrights, trademarks, service marks, trade names and other Operating Agreements necessary for the continuation of the operation of the business of each of the Borrowers.

         Section 4.6. Compliance with Laws; Environmental Indemnity. Each of the Borrowers will (a) observe and comply with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, certificates, franchises, permits, licenses, authorizations, regulations, directions and requirements of all Federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic and foreign, (b) comply with all applicable Environmental Laws and obtain all permits, licenses, or similar approvals required by any such Environmental Laws. Borrowers hereby jointly and severally indemnify Lender and hold Lender harmless from and against any claims, loss or damage to which Lender is subjected as a result of any past, present or future existence, use, handling, storage, transportation or disposal of any hazardous waste or substance or toxic substance by either of the Borrowers. This indemnification shall survive the termination of this Agreement and payment of the Indebtedness hereunder.

         Section 4.7. Further Assurances. Borrowers will promptly cure any defects in the creation and issuance of the Notes and the execution and delivery of this Agreement and the other Loan Documents. Borrowers will do all acts and things, and will execute and file or record, all instruments requested by Lender, to establish, perfect, maintain and continue the perfected security interest of Lender in or the Lien of Lender on the Collateral. Borrowers will pay the costs and expenses of all filings and recordings and all searches deemed necessary by Lender to establish and determine the validity and the priority of the Liens created or intended to be created by the Security Instruments; and Borrowers will satisfy all other claims and charges which in the opinion of Lender might prejudice, impair or otherwise affect any of the Collateral or Lender's Lien thereon.

         Section 4.8. Performance of Obligations. Borrowers will pay the Notes and all other Indebtedness to Lender according to the reading, tenor and effect thereof and hereof. Borrowers will do and perform every act and discharge all of the obligations

CREDIT AGREEMENT                                                       PAGE -28-
provided to be performed and discharged by Borrowers under the Merger Agreement, the Subordinated Debt Documents, this Agreement and the other Loan Documents at the time or times and in the manner herein and therein specified.

         Section 4.9. Reimbursement of Expenses. Borrowers will pay all reasonable legal fees incurred by Lender in connection with the preparation of this Agreement and the other Loan Documents and will also pay all fees, charges or taxes for the recording or filing of the Security Instruments. Borrowers will, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to satisfy any obligation of either of the Borrowers under the Merger Agreement, the Subordinated Debt Documents, this Agreement or any of the other Loan Documents, or to protect the Collateral, or to collect the Notes, or to enforce the rights of Lender under this Agreement or any of the other Loan Documents, which amounts will include all court costs, reasonable attorney's fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, together with interest at the Maximum Rate on each such amount from the date that the same is expended, advanced or incurred by Lender until the date it is repaid.

         Section 4.10. Insurance. Each of the Borrowers now maintain and will continue to maintain with financially sound and reputable insurers, insurance with respect to its Property and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar business and similarly situated, plus any additional insurance, if any, reasonably required by Lender. Upon request of Lender, each of the Borrowers will furnish Lender from time to time a summary of the insurance coverage of each of the Borrowers in form and substance satisfactory to Lender and if requested will furnish Lender copies of the applicable policies.

         Section 4.11. Inspection. At any and all reasonable times, upon the request of Lender, Borrowers will permit Lender or any agents or representatives designated by Lender:

               (a) to examine the books of accounts, records, reports and other papers of each of the Borrowers (and to make copies and extracts therefrom);

               (b) to inspect Property of each of the Borrowers; and

               (c) to discuss the business and affairs of each of the Borrowers with its officers and its independent certified public accountants.

         Section 4.12. Accounts Receivable and Payable. Each of the Borrowers will pay its accounts payable and maintain its accounts receivable in a manner consistent with normal business practices, including normal terms and conditions for payment, for companies engaged in similar operations in similar jurisdictions.

         Section 4.13. Mandatory Prepayments. Borrowers will make the mandatory prepayments in the amounts and in the manner set forth in Article 2 of this Agreement.

CREDIT AGREEMENT                                                       PAGE -29-

         Section 4.14. Total Liabilities Ratio. Borrowers will maintain a ratio of Total Liabilities to Tangible Net Worth, on a consolidated basis, of not greater than 4.5 to 1.0 from the date of this Agreement through May 31, 1996, and 4.2 to 1.0 at all times thereafter throughout the term of this Agreement.

         Section 4.15. Working Capital. Borrowers will maintain Working Capital, on a consolidated basis, of not less than $5,500,000.00 at all times throughout the term of this Agreement. For purposes of this covenant, it is understood and agreed that as of the date of any calculation the outstanding principal amount owing on the Revolver Loans shall not be included in Current Liabilities of Borrowers.

         Section 4.16. Tangible Net Worth. Borrowers will maintain a positive Tangible Net Worth, on a consolidated basis, of at least $5,500,000.00 at all times through May 31, 1996, at which time the amount of Tangible Net Worth required to be maintained by Borrowers pursuant to this Section shall increase by $300,000.00. Thereafter, at the end of each fiscal quarter of Borrowers during the term of this Agreement, the amount of Tangible Net Worth required to be maintained by Borrowers pursuant to this Section shall be increased by $300,000.00. It is expressly understood and agreed that in no event will the amounts of Tangible Net Worth required to be maintained by Borrowers hereunder decrease due to a net loss during any fiscal year of Borrowers.

         Section 4.17. Total Debt Coverage Ratio. Borrowers will maintain, as of May 31, 1996, a ratio of (a) EBITDA divided by (b) the sum of Total Debt Interest Expense, current maturities of long-term Total Debt of Borrowers, and all payments on Capital Lease Obligations, of not less than 1.15 to 1.0. Thereafter, Borrowers will maintain, as of the last day of each fiscal quarter of Borrowers during the term of this Agreement a ratio of (a) EBITDA divided by
(b) the sum of Total Debt Interest Expense, current maturities of long-term Total Debt of Borrowers, and all payments on Capital Lease Obligations, for the twelve month period ending on such day, of not less than 1.35 to 1.0; provided, however, calculations of the Total Debt Coverage Ratio made prior to the fiscal quarter of Borrowers ending February 28, 1997, shall include only fiscal quarters of Borrower ending after February 29, 1996.

         Section 4.18. Total Debt Interest Coverage Ratio. Borrowers will maintain, as of May 31, 1996, a ratio of (a) EBIT divided by (b) Total Debt Interest Expense of not less than 1.25 to 1.0. Thereafter, Borrowers will maintain, as of the last day of each fiscal quarter of Borrowers during the term of this Agreement, a ratio of (a) EBIT divided by (b) Total Debt Interest Expense, for the twelve (12) month period ending on such day, of not less than
2.0 to 1.0; provided, however, calculations of the Total Debt Interest Coverage Ratio made prior to the fiscal quarter of Borrowers ending February 28, 1997, shall include only fiscal quarters of Borrowers ending after February 29, 1996.

         Section 4.19. Senior Debt Interest Coverage Ratio. Borrowers will maintain, as of May 31, 1996, a ratio of (a) EBIT divided by (b) Senior Debt Interest Expense, of not less than 1.9 to 1.0. Thereafter, Borrowers will maintain, as of the last day of each fiscal quarter of Borrowers during the term of this Agreement, a ratio of (a) EBIT divided by (b) Senior Debt Interest Expense, for the twelve (12) month period ending

CREDIT AGREEMENT                                                       PAGE -30-
on such day, of 2.25 to 1.0; provided, however, calculations of the Senior Debt Interest Coverage Ratio made prior to the fiscal quarter of Borrowers ending February 28, 1997, shall include only fiscal quarters of Borrowers ending after February 29, 1996.

         Section 4.20. Audit and Asset Management Review. Span will submit to two (2) audits and asset management reviews in each fiscal year of Span during the term of this Agreement to be performed by Lender, the expenses of which are to be paid by Borrowers.

         Section 4.21. Lockbox. Span shall cause all Account Debtors of Span to remit all payments on its Accounts to the lockbox accounts established pursuant to the Lockbox Agreements. Lender shall have sole access to such lockbox accounts. Span shall endorse to Lender and forthwith deliver to Lender all payments which Span receives on its Accounts in the form received by Span without commingling with any funds belonging to Span.

         Section 4.22. Controlled Operating Account. Borrowers shall establish and maintain with Lender a single designated account (the "Controlled Operating Account") with respect to which Lender will deposit the proceeds of the Revolver Loans and debit all checks, items and other amounts authorized by this Agreement and the other Loan Documents. Borrowers expressly agree and hereby authorize Lender to debit against the Controlled Operating Account all sums, charges, amounts and payments past due under or in connection with this Agreement including, without limitation, amounts which may be owing by the Borrowers to Lender pursuant to Sections 2.9 and 4.9 hereof. Unless otherwise agreed by Lender and Borrowers, the proceeds of each Revolver Loan shall be deposited into the Controlled Operating Account and shall be used by Borrowers through the issuance of checks solely for the purposes set forth in Section 3.28. Borrowers acknowledge, agree and represent that all expenditures made by Borrowers from the Controlled Operating Account will be for the purposes set forth in Section
3.28 hereof and will be of direct benefit to Borrowers.

                          ARTICLE 5: NEGATIVE COVENANTS

         So long as the Commitments shall remain available to Borrowers, and until payment in full of the Indebtedness unless Lender shall otherwise consent in writing, Borrowers agrees that:

         Section 5.1. Debt. Neither of the Borrowers will incur, create, assume, or permit to exist any Debt, except that the foregoing restriction shall not apply to:

               (a) the Notes and other Indebtedness;

               (b) Debt of Borrowers existing on the date of this Agreement which is reflected in the Financial Statements or is disclosed on
         Schedule 3.12 attached hereto but not any renewals, extensions and/or rearrangements thereof;

CREDIT AGREEMENT                                                       PAGE -31-

               (c) liabilities for taxes, assessments, governmental charges or levies which are not yet due and payable;

               (d) endorsements of negotiable instruments for collection in the ordinary course of business;

               (e) normal trade debts of Borrowers incurred in the ordinary course of business;

               (f) capital leases and term debt to fund capital expenditures to the extent permitted by Section 5.15 of this Agreement; and

               (g) Subordinated Debt.

         Section 5.2. Liens. Neither of the Borrowers will create, incur, assume or permit to exist any Lien on any of its Property (now owned or hereafter acquired), other than Permitted Liens.

         Section 5.3. Investments, Loans and Advances. Neither of the Borrowers will make or permit to remain outstanding any loans or advances to, or investments in, any Person, except that the foregoing restrictions shall not apply to:

               (a) investments, loans and advances existing on the date of this Agreement which are reflected in the Financial Statements; and

               (b) outstanding accounts receivables which arise from the sale of goods or services in the ordinary course of business.

         Section 5.4. Mergers, Consolidations, Etc. Neither of the Borrowers will (a) amend its Certificate or Articles of Incorporation or otherwise change its corporate name or structure, (b) form a subsidiary company, (c) consolidate with or merge into, or acquire any Person, (d) permit any Person to consolidate with or merge into, or acquire either of the Borrowers, or (e) acquire the stock of any corporation; provided, however, that the foregoing restrictions shall not prohibit the Merger provided:

                   (i) the Merger is consummated in strict accordance with the terms of the Merger Agreement (including the economic terms) or such amendments thereto as Lender may have consented to in writing;

                   (ii) on the effective date of the Merger and immediately after the consummation of the Merger and after having given effect thereto, no Default exists; and

                   (iii) Tylan has assumed the payment of the Indebtedness in a manner acceptable to Lender and has executed such agreements and instruments as Lender may reasonably require to evidence such assumption.

         Section 5.5. Disposition of Property. Neither of the Borrowers will convey, sell, assign, lease, transfer or otherwise dispose of (whether in one transaction or in a series of transactions) any of its Property (whether now owned or hereafter acquired), or Stock

CREDIT AGREEMENT                                                       PAGE -32-
or other evidence of beneficial ownership of any Person, except that the foregoing restrictions shall not apply to:

               (a) the sale or other disposition of any asset which, in the reasonable judgment of Borrowers, has become uneconomic, obsolete or worn and which is disposed of in the ordinary course of business, provided the proceeds of such sale or other disposition are immediately delivered to Lender for application to the Indebtedness;

               (b) sales of Inventory made in the ordinary course of business;
         and

               (c) (i) the issuance and sale of the Warrant or (ii) the issuance and sale of stock of Span to the holder of the Warrant upon the exercise of the Warrant in accordance with the terms of [Warrant Purchase Agreement].

         Section 5.6. Dividends, Distributions and Redemptions. Neither of the Borrowers will declare or pay any dividend or, except with respect to the Warrant, purchase, redeem, or otherwise acquire for value any of its Stock, now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders.

         Section 5.7. Nature of Business. Neither of the Borrowers will (a) engage in any lines of business or business ventures other than those in which it is presently engaged or that is directly related thereto, (b) change in any material respect its methods of operation or manner of doing business, (c) carry on its business at any location or locations other than those presently in existence or (d) change its name or its identity as its corporation.

         Section 5.8. Redemption of Stock. Except with respect to the Warrant, neither of the Borrowers will directly or indirectly retire, purchase or otherwise acquire, directly or indirectly, any Stock of either of the Borrowers.

         Section 5.9. Prepayment of Debt. Neither of the Borrowers will prepay, purchase, redeem, retire or otherwise acquire, or make any optional payment on account of any principal of, interest on, or premium payable in connection with the optional prepayment, redemption or retirement of any Debt of either of the Borrowers except that the foregoing restriction shall not apply to (a) the Notes or other Indebtedness and (b) prepayments to Stratford of the Stratford Subordinated Note pursuant to Section 2.3 of the Note Purchase Agreement of even date herewith between Span and Stratford to the extent permitted by the terms of the Stratford Subordination Agreement.

         Section 5.10. Payment on Subordinated Debt. Neither of the Borrowers will make any payment on the Subordinated Debt of either of the Borrowers, except as provided in the Subordinated Debt Documents to the extent permitted by the Subordination Agreements.

CREDIT AGREEMENT                                                       PAGE -33-

         Section 5.11. Proceeds of Loans. Neither of the Borrowers will permit the proceeds of the Loans made hereunder to be used for any purpose other than those stated in this Agreement.

         Section 5.12. Capital Structure. Except with respect to the Warrant, neither of the Borrowers will issue any capital stock or any warrants, options or rights to subscribe to any capital stock of either of the Borrowers.

         Section 5.13. Transactions with Affiliates and Other Persons. Neither of the Borrowers will engage in any transaction with an Affiliate on terms less favorable to them than would be obtainable at the time in comparable transactions with Persons not affiliated with Borrowers.

         Section 5.14. Merger Agreement and Subordinated Debt Documents. Borrowers will not amend, modify or otherwise alter any of the terms and provisions of the Merger Agreement or any of the Subordinated Debt Documents, without the prior written consent of Lender.

         Section 5.15. Capital Expenditures. Neither of the Borrowers will enter into any commitment to expend an amount for the acquisition or lease of any property or asset, whether tangible, intangible, fixed or capital, including repairs, replacements and improvements, which are capitalized under proper accounting practice, which exceeds $2,000,000.00 in the aggregate during any fiscal year of Borrowers during the term of this Agreement.

         Section 5.16. ERISA Compliance. Neither of the Borrowers will adopt a Plan or amend an existing Plan that results in a material increase of benefits. Neither of the Borrowers will at any time permit any Plan maintained by either of the Borrowers to:

               (a) engage in any "prohibited transaction" or "reportable event" as such terms are defined in ERISA;

               (b) incur any accumulated funding deficiency; or

               (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of either of the Borrowers or any Subsidiary.

CREDIT AGREEMENT                                                       PAGE -34-

                          ARTICLE 6: EVENTS OF DEFAULT

         Section 6.1. Events. Any of the following events shall be considered an "Event of Default" as that term is used herein:

               (a) default is made in the payment or prepayment of any of the Notes or any of the other Indebtedness, either principal or interest or any installment thereof, when due and payable and such default continues unremedied for a period of five (5) days; or

               (b) any representation or warranty made by either of the Borrowers in this Agreement or in any of the other Loan Documents proves to have been untrue in any material respect as of the date hereof or thereof; or any representation, statement (including financial statements), certificate or data furnished or made by either of the Borrowers (or any officer, accountant or attorney of either of them) hereunder or thereunder proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified; or

               (c) default is made in the due observance or performance by either of the Borrowers of any of the covenants contained in Sections 4.1, 4.2, 4.3, 4.4(b), 4.4(c), 4.5, 4.6, 4.7, 4.9, 4.10, 4.11, 4.12 or
         4.20 of this Agreement and such default continues unremedied for a period of thirty (30) days after notice thereof is given by Lender to Borrowers; or

               (d) default is made in the due observance or performance by either of the Borrowers of any of the covenants contained in Sections 4.4(a), 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.21, 4.22 or in
         Article 5 of this Agreement; or

               (e) default is made in the due observance or performance by any party of any of the covenants, terms or agreements contained in any of the other Loan Documents; or

               (f) either of the Borrowers dissolves or terminates its existence or discontinues its usual business; or either of the Borrowers is enjoined, restrained or in any way prevented by court order, or order of any Governmental Authority, from conducting all or any material part of its business and such order shall not be lifted within thirty (30) days; or

               (g) any involuntary case or other proceeding is commenced against either of the Borrowers which seeks liquidation, reorganization or other relief with respect to it or its Debts or other liabilities under any bankruptcy, insolvency or similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or

CREDIT AGREEMENT                                                       PAGE -35-

               (h) either of the Borrowers commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its Property or consents to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or makes a general assignment for the benefit of creditors, or fails generally to, or admits in writing its inability to, pay its Debts generally as they become due or takes any corporate action to authorize or effect any of the foregoing; or

               (i) any event or condition occurs which constitutes an Event of Default under any of the other Loan Documents; or

               (j) any event or condition occurs which constitutes a default or event of default under any of the Shareholder Subordinated Debt Documents; or

               (k) any event or condition occurs which constitutes a default or event of default under any of the Stratford Subordinated Debt Documents and such default or event of default is not waived in writing by Stratford prior to Lender's commencement of actions pursuant to Section
         6.2 of this Agreement; or

               (l) either of the Borrowers defaults in the payment of principal of or interest on any other Debt beyond the period of grace, if any, provided with respect thereto or in the performance or observance of any other term, condition or agreement contained in any instrument or agreement evidencing, securing or relating thereto if the effect of such default is to cause such obligation to become due prior to its stated maturity or to permit the holder or holders of such obligations (or a trustee or agent on behalf of such holder or holders) to cause such obligation to become due prior to its stated maturity, whether or not such default or failure to perform should be waived by the holder or holders of such obligation or such trustee; or

               (m) one or more judgments for the payment of money in excess of $100,000.00 in the aggregate are rendered against the Borrowers or either one of them and such judgment or judgments remain unsatisfied, undischarged or unstayed and in effect for a period in excess of fifteen (15) days; or

               (n) a notice is filed of record disclosing a Lien with respect to all or any Property of either of the Borrowers by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time hereafter to any one of these becomes a Lien upon any Property of either of the Borrowers; or

CREDIT AGREEMENT                                                       PAGE -36-

               (o) Borrowers fail to (i) furnish Lender, within fifteen (15) days after discovery thereof using reasonable diligence, written notice of the occurrence of any of the following events: (aa) the happening of a Reportable Event with respect to any Plan of either of the Borrowers,
         (bb) the termination of any Plan, (cc) the appointment of a trustee by an appropriate United States district court to administer any Plan, or
         (dd) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any Plan or to appoint a trustee to administer any Plan; or (ii) notify Lender promptly upon receipt by either of the Borrowers or any Subsidiary of any notice of the institution of any proceeding or other action which may result in the termination of any Plan; or

               (p) this Agreement or any of the other Loan Documents for any reason, other than any action taken or omitted to be taken by Lender, cease to be in full force and effect or are declared null and void or the validity or enforceability thereof is contested or challenged by any party thereto (other than Lender), or any party (other than Lender) denies that it has any further liability or obligation under any of the Loan Documents, or any Lien or security interest created by the Loan Documents for any reason, other than any action taken or omitted to be taken by Lender, ceases to be a valid, first priority perfected security interest in and lien upon any of the Collateral;

               (q) any substantial impairment of value, loss, damage or destruction (not covered by insurance) of the Collateral occurs; or

               (r) the occurrence of any Change of Control, without the prior written consent of Lender.

         Section 6.2. Remedies Upon Default.

               (a) Acceleration.

                   (i)  Upon the occurrence of any Event of Default described in
               Section 6.1 (f), (g), (h), or (i) of this Agreement, the Commitments and all other lending obligations, if any, of Lender under this Agreement shall immediately terminate, and the entire aggregate principal amount of the Notes then outstanding together with interest then accrued thereon and all other Indebtedness to Lender shall become immediately due and payable, all without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other notice of default of any kind, all or which are hereby expressly waived by Borrowers.

                   (ii) Upon the occurrence and at any time during the
               continuance of any other Event of Default specified in Section
               6.1 of this Agreement, Lender may, by written notice to Borrowers, (i) declare the entire aggregate principal amount of the Notes then

CREDIT AGREEMENT                                                       PAGE -37-
               outstanding together with interest then accrued thereon and all other Indebtedness to Lender to be immediately due and payable without demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other notice of default of any kind, all of which are hereby expressly waived by Borrowers, and/or (ii) terminate the Commitments and other lending obligations, if any, of Lender under this Agreement unless and until Lender shall reinstate the same in writing.

               (b) Other Rights. In addition, upon the occurrence of any Event of Default, Lender may, at its election, do any one or more of the following:

                   (i)   reduce any claim to judgment;

                   (ii) exercise the rights of offset and/or banker's lien and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrowers against any and all of the Indebtedness of Borrowers, irrespective of whether or not Lender shall have made any demand under this Agreement or the Notes and although such Indebtedness may be unmatured;

                   (iii) foreclose any and all Liens in favor of Lender and/or otherwise realize upon any and all of the rights Lender may have in and to any Collateral, or any part thereof; or

                   (iv) exercise any and all other rights afforded by any applicable laws, or by the Loan Documents, at law or in equity, or otherwise, including but not limited to, the rights to bring suit or other proceedings before any court of competent jurisdiction, either for specific performance of any covenant or condition contained in the Loan Documents or in aid of the exercise of any right granted to Lender in the Loan Documents, all as Lender shall deem appropriate in its sole discretion.

         Section 6.3. No Waiver or Exhaustion. No waiver by Lender of any of its rights or remedies hereunder or in any of the other Loan Documents shall be considered a waiver of any other or subsequent right or remedy of Lender; no delay or omission in the exercise or enforcement by Lender of any rights or remedies shall ever be construed as a waiver of any right or remedy of Lender; and no exercise or enforcement of any such rights or remedies shall ever be held to exhaust any right or remedy of Lender.

                        ARTICLE 7: CONDITIONS PRECEDENT

CREDIT AGREEMENT                                                       PAGE -38-

         Section 7.1. Conditions to Revolver Loans. The obligation of Lender to make each Revolver Loan pursuant to Section 2.1 of this Agreement hereof shall be subject to the following conditions:

               (a) Representations and Warranties. Each and every representation of each of the Borrowers and the Guarantor made in this Agreement and the other Loan Documents shall be true and unbreached on and as of the date on which each Revolver Loan is to be made with the same effect as through such representations and warranties had been made on and as of said date.

               (b) Default. There shall exist no Default under this Agreement and no event, condition or act which constitutes, or with notice or lapse of time (or both) would constitute, a default or an event of default under any indenture, mortgage, deed of trust, promissory note, loan agreement or any other agreement or undertaking to which either of the Borrowers or the Guarantor is a party or by which either of the Borrowers or the Guarantor or any of their respective Properties may be bound or subject.

               (c) Material Adverse Effect. There shall have been, in the sole opinion of Lender, no event, condition or circumstance which has, or could reasonably be expected to have, a Material Adverse Effect on either of the Borrowers or the Guarantor.

         Section 7.2. Conditions to the Initial Loan. The obligation of Lender to make the initial Revolver Loan pursuant to Section 2.1 hereof and to make the Term Loan pursuant to Section 2.2 of this Agreement, in addition to being subject to the conditions set forth in Section 7.1 of this Agreement in relation to each Revolver Loan, shall be subject to the following:

               (a) Notes. Lender shall have received the Notes, in form and substance satisfactory to Lender, duly and validly issued, executed and delivered by Borrowers.

               (b) Security Instruments. The following instruments shall have been duly and validly executed and delivered to Lender by the parties thereto, in form and substance satisfactory to Lender, and in sufficient executed counterparts for recording purposes when applicable, as security for the Notes and other Indebtedness:

                   (i) One or more Security Agreements executed by each of the
               Borrowers in favor of Lender granting Lender a valid, perfected first priority security interest in the Accounts, Equipment, General Intangibles, Inventory and all other personal property of each of the Borrowers whether now owned or hereafter acquired and wherever located and the proceeds and products from any and all thereof;

CREDIT AGREEMENT                                                       PAGE -39-

                   (ii) One or more UCC-1 Financing Statements reflecting each of the Borrowers, as Debtor, and Lender, as Secured Party, covering the Collateral; and

                   (iii) Such other agreements, documents, and certificates as
               Lender may reasonably request.

               (c) Guaranty Agreement. Lender shall have received the Guaranty Agreement, in form and substance satisfactory to Lender, duly executed by the Guarantor.

               (d) Resolutions of Borrowers. Lender shall have received a certified copy of resolutions of the Board of Directors of each of the Borrowers, in form and substance satisfactory to Lender, with respect to the authorization of this Agreement, the Notes and the other Loan Documents to which each of the Borrowers is a party.

               (e) Corporate Documents. Lender shall have received a copy, certified as true by the Secretary or Assistant Secretary of each of the Borrowers of the Articles or Certificate of Incorporation and the Bylaws of each of the Borrowers.

               (f) UCC Searches. Lender shall have received search certificates from the Secretaries of State of the States of California, Florida and Texas (and, upon request by Lender, such other Governmental Authorities as may be repositories for UCC financing statements, chattel mortgages, assignments or similar documents in any state, county or parish where each of the Borrowers conducts its business or where any Collateral may be located), setting forth all Uniform Commercial Code filings, financing statements, chattel mortgages, assignments and other pledges of personal property (including those in favor of Lender) and any and all mechanics' or repairmen's liens and federal, state and county tax filings against Borrowers and each Subsidiary, which certificates shall be in form, scope and content satisfactory to Lender and accompanied by copies of the filed financing statements, chattel mortgages and/or assignments and shall confirm that the Collateral is free and clear of all pledges, assignments, security interests and liens other than those existing in favor of Lender.

               (g) Assignment of Liens and UCC-3 Statements. Lender shall have received assignments and UCC-3 Statements executed by such Persons as Lender may deem necessary to insure Lender's first priority security interest in and to the Collateral.

               (h) Certificates of Existence and Good Standing. Lender shall have received (i) Certificates of Existence issued by the Secretary of State of the State of Texas with respect to each of the Borrowers, (ii) Certificates of Good Standing issued by the Comptroller of Public Accounts of the State of Texas with respect to each of the Borrowers, and (iii) certificates of authority to transact business

CREDIT AGREEMENT                                                       PAGE -40-
         and good standing from the appropriate officials of the State of Florida with respect to Ocala and of the State of California with respect to Span.

               (i) Lockbox Agreements. Lender shall have received the Lockbox Agreements duly executed by Span and the lockbox accounts shall have been established pursuant to the terms thereof.

               (j) Controlled Operating Account. The Controlled Operating Account shall have been established at Lender upon terms and conditions acceptable to Lender.

               (k) Merger Agreement. Lender shall have received the Merger Agreement, in form and substance satisfactory to Lender, duly executed and delivered by all of the parties thereto, and the Merger Agreement shall be in full force and effect.

               (l) Subordinated Debt Documents. Lender shall have received the Subordinated Debt Documents, in form and substance satisfactory to Lender, duly executed by all of the parties thereto, and the Subordinated Debt Documents shall be in full force and effect.

               (m) Funding of Subordinated Debt. The transaction contemplated by the Subordinated Debt Documents shall have been consummated and the Shareholder Subordinated Debt and the Stratford Subordinated Debt shall have been funded to Span and Span shall have the exclusive use of the proceeds thereof.

               (n) Subordination Agreements. Lender shall have received the Subordination Agreements, in form and substance satisfactory to Lender, duly executed by Stratford, Borrowers, and the Shareholders, and the Subordination Agreements shall be in full force and effect.

               (o) Legal Opinion. Lender shall have received from Gardere & Wynne, L.L.P., counsel for Borrowers, a favorable written opinion in form and substance satisfactory to Lender.

               (p) Counsel to Lender. All legal matters incident to the transactions herein contemplated shall be satisfactory to legal counsel to Lender.

               (q) Recordings. The Security Instruments or other notices related thereto if necessary or appropriate, shall have been duly delivered to the appropriate officer for filing or recording, and Lender shall have received confirmation of receipt thereof from the appropriate filing or recording officer.

                            ARTICLE 8: MISCELLANEOUS

         Section 8.1. Notices. All notices, requests and communications hereunder shall be in writing or by telex or telegram confirmed in writing, and
(a) if to Borrowers shall

CREDIT AGREEMENT                                                       PAGE -41-
be sufficient in all respects if delivered or sent by registered or certified mail to Borrowers at the following address:

               Span Instruments, Inc.
               Ocala, Inc.
               1947 Avenue K
               Plano, Texas  75074
               Attention:  Brian Day

and (b) if to Lender shall be sufficient in all respects if delivered or sent by registered or certified mail at the following address:

               Comerica Bank - Texas
               1601 Elm Street
               Dallas, Texas  75201
               Attention:  Reed Allton

Any party may, by proper written notice hereunder to all other parties, change the address to which written notice shall thereafter be sent to it.

         Section 8.2. Deviation from Covenants. This Agreement may not be amended without the written consent of Borrowers and Lender. The observance or performance of any covenant, condition or obligation imposed on Borrowers hereunder may not be waived without the written consent of Lender. The procedure to be followed by Borrowers to obtain the consent of Lender to any deviation from the covenants contained in this Agreement shall be as follows:

               (a) Borrowers shall send a written notice to Lender setting forth
         (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

               (b) Lender will, within a reasonable time after receiving the request, send a written notice to Borrowers, signed by an authorized officer of Lender, permitting or refusing the request.

         Section 8.3. Invalidity. In the event any one or more of the provisions contained in this Agreement or in any of the other Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any of the other Loan Documents.

         Section 8.4. Survival of Agreement. All representations and warranties of Borrowers herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

CREDIT AGREEMENT                                                       PAGE -42-

         Section 8.5. Successors and Assigns. All covenants and agreements herein contained by or on behalf of Borrowers shall bind its legal representatives, successors and assigns and shall inure to the benefit of Lender and its successors and assigns.

         Section 8.6. Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each and all promissory notes hereinafter executed which in whole or in part represent a renewal, extension or rearrangement of any part of the Indebtedness originally represented by the Notes.

         Section 8.7. Waivers. No course of dealing on the part of Lender, its officers or employees, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under this Agreement, or any of the other Loan Documents shall operate as a waiver thereof. Rights and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 8.8. Termination. This Agreement shall remain in effect until full and complete payment of the Notes and all other Indebtedness.

         Section 8.9. Waivers by Borrowers. Each of the Borrowers waives (i) presentment, demand and protest and notice of presentment, notice of intent to accelerate the maturity of the Indebtedness and notice of such acceleration, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which either of the Borrowers may in any way be liable and hereby ratify and confirm whatever Lender may do in this regard; (ii) all rights to notice of a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. Borrowers acknowledge that they have been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

         Section 8.10. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO AGREEMENTS EXECUTED, DELIVERED AND PERFORMED WITHIN SUCH STATE. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, BORROWERS CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN TEXAS, WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENT THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS STATED IN SECTION 8.1 OF THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. IN ADDITION, BORROWERS HEREBY WAIVE TRIAL BY JURY AND WAIVE ANY OBJECTION

CREDIT AGREEMENT                                                       PAGE -43-

TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

         Section 8.11. Interest. It is the intent of Lender and Borrowers in the execution of this Agreement and all other instruments now or hereafter evidencing or securing the Indebtedness to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrowers stipulate and agree that none of the terms and provisions contained herein or in any other Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate. Neither Borrowers nor any co-makers, endorsers, sureties, guarantors or other parties now or hereafter becoming liable for payment of any of the Indebtedness shall ever be required to pay interest or finance charges at a rate in excess of the Maximum Rate, and the provisions of this Section shall control over all other provisions of the Loan Documents and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Lender and any other holder of any or all of the Indebtedness expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any of the Indebtedness is accelerated. If demand is made or if the maturity of any Indebtedness shall be accelerated for any reason or if the principal of any of the Indebtedness is prepaid, and as a result thereof the interest or finance charge received for the actual period of existence of the Indebtedness exceeds the Maximum Rate, the holder of any or all of the Indebtedness shall, at its option, either refund to Borrowers the amount of such excess or credit the amount of such excess against the principal balance of the Indebtedness then outstanding, and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender or any other holder of any or all of the Indebtedness shall collect monies and/or any other thing of value which are deemed to constitute interest which would increase the effective interest rate on the Indebtedness to a rate in excess of the Maximum Rate, all such sums deemed to constitute interest in excess of the Maximum Rate shall, upon such determination, at the option of the holder of the Indebtedness, be either immediately returned to Borrowers or credited against the principal balance of the Indebtedness, then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the Maximum Rate, Lender and Borrowers shall to the greatest extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term hereof in accordance with the amounts outstanding from time to time thereunder and the Maximum Rate from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. By execution of this Agreement, Borrowers acknowledge that they believe the Indebtedness to be non-usurious and agrees that if, at any time, Borrowers should have reason to believe that this Agreement, the Notes or any of the other Loan Documents is in fact usurious, they will give the holder of the Indebtedness notice of such condition and Borrowers agree that said holder shall have

CREDIT AGREEMENT                                                       PAGE -44-
ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this Agreement shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         Section 8.12. Disclosures. Every reference in this Agreement to disclosures of Borrowers to Lender in writing (except the Financial Statements), to the extent that such references refer or are intended to refer to disclosures at or prior to the execution of this Agreement, shall be deemed strictly to refer only to written disclosures delivered to Lender concurrently with the execution of this Agreement. It is the intention of the parties that such disclosures are to be limited to those presented in an orderly manner at the time of entering into this Agreement and are not deemed to include expressly or implied any disclosures which may previously have been delivered from time to time to Lender, except to the extent that such previous disclosures are again presented to Lender concurrently with the execution of this Agreement.

         Section 8.13. No Oral Agreements. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A WRITTEN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES RELATING TO THE LOANS.

         WITNESS THE EXECUTION HEREOF, as of the date first above written.

                                               BORROWERS:

                                               SPAN INSTRUMENTS, INC.

                                               By: /s/ BRIAN R. DAY
                                                   -----------------------------
                                               Name: Brian R. Day
                                                     ---------------------------
                                               Title: Chief Financial Officer
                                                      --------------------------

CREDIT AGREEMENT                                                       PAGE -45-

                                             OCALA, INC.

                                             By: /s/ BRIAN R. DAY
                                                 -----------------------------
                                             Name: Brian R. Day
                                                   ---------------------------
                                             Title: Vice President
                                                    --------------------------

                                             LENDER:

                                             COMERICA BANK - TEXAS

                                             By: /s/ W. REED ALLTON
                                                 -----------------------------
                                             Name: W.  Reed Allton
                                                   ---------------------------
                                             Title: Vice President
                                                    --------------------------

CREDIT AGREEMENT                                                       PAGE -46-

                                  REVOLVER NOTE
$12,000,000.00                    Dallas, Texas                   March 14, 1996


         For value received, the undersigned (hereinafter collectively called "Makers") jointly and severally promise to pay as hereinafter provided unto the order of COMERICA BANK - TEXAS (hereinafter called "Lender") at its offices at 1601 Elm Street, Dallas, Texas 75201 or such other location as Lender may hereafter designate in writing, in lawful money of the United States of America the sum of TWELVE MILLION AND NO/100 DOLLARS ($12,000,000.00) or so much thereof as may be advanced and outstanding, together with interest on the principal from time to time outstanding from the date of advancement until maturity or default at the lower of (a) a variable rate per annum (the "Applicable Rate") at all times equal to the sum of the Prime Rate plus one and one-half percent (1.5%), with adjustments in the Applicable Rate to be made on the same date as any change in the Prime Rate or (b) the Maximum Rate. Adjustment due to changes in the Maximum Rate will be made on the effective date of any change in the Maximum Rate.

         If at any time during the term of this note the Applicable Rate exceeds the Maximum Rate, the rate of interest to accrue on this note shall be limited to the Maximum Rate, but if thereafter the Applicable Rate is less than the Maximum Rate, at the option of Lender, the rate of interest to accrue on this note shall be the Maximum Rate until the total amount of interest accrued on this note equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect.

         The principal of this note is due and payable on January 1, 1998. Accrued interest hereunder is due and payable in monthly installments as it accrues commencing April 1, 1996 and on the first (1st) day of each and every succeeding calendar month thereafter until January 1, 1998, on which date the unpaid principal and all accrued unpaid interest thereon shall be due and payable in full.

         The unpaid principal balance hereof shall at no time exceed the amount of Twelve Million and No/100 Dollars ($12,000,000.00). The unpaid principal balance of this note at any time shall be the total amounts loaned or advanced hereunder by the holder hereof, less the amount of payments or prepayments of principal made hereon by or for the account of Makers. It is contemplated that by reason of prepayments hereon there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this note shall remain valid and shall be in full force and effect as to loans or advances made pursuant to and under the terms of this note subsequent to each such occurrence. In the event that the unpaid principal amount hereof at any time, for any reason, exceeds the maximum amount hereinabove specified, Makers covenant and agree

REVOLVER NOTE                                                        PAGE 1 OF 4
to pay the excess principal amount forthwith upon demand; such excess principal amount shall in all respects be deemed to be included among the loans or advances made pursuant to the other terms of this note and shall bear interest at the rates hereinabove stated.

         Makers hereby authorize Lender to record in Lender's internal records the amount of all Revolver Loans made to Makers by Lender and all payments of principal in respect of such Loans, which recordings shall, in absence of manifest error, be conclusive as to the outstanding amount of all Revolver Loans; provided, however, that the failure to make such recordings with respect to such advances, payments or other appropriate debits or credit shall not limit or otherwise affect the obligations of Makers under the Credit Agreement (hereinafter defined) or this note.

         If this note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Makers and each other liable party agree to pay Lender its collection costs, including a reasonable amount for attorney's fees, but in no event to exceed the maximum amount permitted by law. Makers and each other liable party are and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Makers and each other liable party, hereby expressly waive demand, presentment for payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, diligence in collecting and the bringing of any suit against any party, and Makers and each other liable party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security herefor, in whole or in part, with or without notice, from time to time, before or after maturity.

         It is the intent of Lender and Makers in the execution of this note and all other instruments now or hereafter evidencing or securing the indebtedness evidenced hereby to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Makers stipulate and agree that none of the terms and provisions contained herein or in any other instrument executed in connection herewith shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Makers nor any co-makers, endorsers, sureties, guarantors or other parties now or hereafter becoming liable for payment of this note shall ever be required to pay interest or finance charges at a rate in excess of the maximum interest rate that may be lawfully charged by applicable law, and the provisions of this paragraph shall control over all other provisions of this note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Lender and any other holder of this note expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this note is accelerated. If demand is made or if the maturity of this note shall be accelerated for any reason or if any of the principal of this note is prepaid, and as a result thereof the interest or finance charge received for the actual period of existence of the loan evidenced by this

REVOLVER NOTE                                                        PAGE 2 OF 4
note exceeds the applicable maximum lawful rate, the holder of this note shall, at its option, either refund to Makers the amount of such excess or credit the amount of such excess against the principal balance of this note then outstanding, and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender or any other holder of this note shall collect monies and/or any other thing of value which are deemed to constitute interest which would increase the effective interest rate on this note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this note, be either immediately returned to Makers or credited against the principal balance of this note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and Makers shall to the greatest extent permitted by applicable law, (i) characterize any non- principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term hereof in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. By execution of this note, Makers acknowledge that they believe the loan evidenced hereby to be non- usurious and agrees that if, at any time, Makers should have reason to believe that this note is in fact usurious, they will give the holder of this note notice of such condition and Makers agree that said holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS WITHIN SUCH STATE. MAKERS EXPRESSLY AGREE THAT THIS NOTE SHALL NOT BE SUBJECT TO CHAPTER 4 OR CHAPTER 15 OF THE TEXAS CREDIT CODE. MAKERS HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND TO THE VENUE OF DALLAS COUNTY AND CONSENT AND AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN ANY LEGAL PROCEEDING RELATING TO THIS NOTE BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW.

         If this note bears interest at a variable rate, unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be in the indicated (weekly) ceiling rate from time to time in effect, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended.

REVOLVER NOTE                                                        PAGE 3 OF 4

         This note is issued pursuant to and is entitled to the benefits of that certain Credit Agreement dated of even date herewith by and among Makers and Lender (such agreement as the same may be amended from time to time is herein called the "Credit Agreement") and evidences Revolver Loans made by Lender thereunder. Reference is hereby made to the Credit Agreement for certain provisions relating to the acceleration of the maturity hereof upon the occurrence of certain events specified therein and for all other pertinent purposes. All defined terms used but not defined herein shall have the meanings respectively assigned to them in the Credit Agreement.

         Payment of this note is secured by the Collateral as described in the Credit Agreement and is unconditionally guaranteed by Donald Whitson.

                                          MAKERS:

                                          SPAN INSTRUMENTS, INC.

                                          By: /s/ Brian R. Day
                                              --------------------------
                                          Name: Brian R. Day
                                                ------------------------
                                          Title: Chief Financial Officer
                                                 -----------------------


                                          OCALA, INC.

                                          By: /s/ Brian R. Day
                                              --------------------------
                                          Name: Brian R. Day
                                                ------------------------
                                          Title: Vice President
                                                 -----------------------

REVOLVER NOTE                                                        PAGE 4 OF 4

                                    TERM NOTE

$2,000,000.00                     Dallas, Texas                   March 14, 1996


         For value received, the undersigned (hereinafter collectively called "Makers") jointly and severally promise to pay as hereinafter provided unto the order of COMERICA BANK - TEXAS (hereinafter called "Lender") at its offices at 1601 Elm Street, Dallas, Texas 75201, or such other location as Lender may hereafter designate in writing, in lawful money of the United States of America the sum of TWO MILLION AND NO/100 DOLLARS ($2,000,000.00) together with interest on the principal from time to time outstanding from the date of advancement until maturity or default at the lower of (a) a variable rate per annum (the "Applicable Rate") at all times equal to the sum of the Prime Rate plus one and one-half percent (1.5%), with adjustments in the Applicable Rate to be made on the same day as any change in the Prime Rate or (b) the Maximum Rate. Adjustment due to changes in the Maximum Rate will be made on the effective date of any change in the Maximum Rate.

         If at any time during the term of this note the Applicable Rate exceeds the Maximum Rate, the rate of interest to accrue on this note shall be limited to the Maximum Rate, but if thereafter the Applicable Rate is less than the Maximum Rate, at the option of Lender, the rate of interest to accrue on this note shall be the Maximum Rate until the total amount of interest accrued on this note equals the amount of interest which would have accrued if the Applicable Rate had at all times been in effect.

         This note is and shall be due and payable in forty-eight (48) monthly installments. The first forty-seven (47) installments are and shall be in the amount of $41,667.00 plus accrued interest, each and the forty-eighth (48th) and final installment is and shall be in amount equal to the balance of principal and accrued interest then owing hereon. The first (1st) installment is and shall be due and payable on April 1, 1996, and the remaining installments are and shall be due and payable in consecutive order on the first (1st) day of each and every consecutive calendar month thereafter, with the final installment being due and payable on March 1, 2000.

         If this note is not paid at maturity whether by acceleration or otherwise and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Makers and each other liable party agree to pay Lender its collection costs, including a reasonable amount for attorney's fees, but in no event to exceed the maximum amount permitted by law. Makers and each other liable party are and shall be directly and primarily, jointly and severally, liable for the payment of all sums called for hereunder, and Makers and each other liable party, hereby expressly waive demand, presentment for payment, protest, notice of protest, notice of

TERM NOTE                                                            PAGE 1 OF 4
intent to accelerate, notice of acceleration, diligence in collecting and the bringing of any suit against any party, and Makers and each other liable party hereby consent to and agree to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, or partial prepayments hereon, or any release or substitution of security herefor, in whole or in part, with or without notice, from time to time, before or after maturity.

         It is the intent of Lender and Makers in the execution of this note and all other instruments now or hereafter evidencing or securing the indebtedness evidenced hereby to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Makers stipulate and agree that none of the terms and provisions contained herein or in any other instrument executed in connection herewith shall ever by construed to create a contract to pay, for the use, forbearance or detention of money, interest at a rate in excess of the maximum interest rate permitted to be charged by applicable law. Neither Makers nor any co-makers, endorsers, sureties, guarantors or other parties now or hereafter becoming liable for payment of this note shall ever be required to pay interest or finance charges at a rate in excess of the maximum interest rate that may be lawfully charged by applicable law, and the provisions of this paragraph shall control over all other provisions of this note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Lender and any other holder of this note expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this note is accelerated. If demand is made or if the maturity of this note shall be accelerated for any reason or if any of the principal of this note is prepaid, and as a result thereof the interest or finance charge received for the actual period of existence of the loan evidenced by this note exceeds the applicable maximum lawful rate, the holder of this note shall, at its option, either refund to Makers the amount of such excess or credit the amount of such excess against the principal balance of this note then outstanding, and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender or any other holder of this note shall collect monies and/or any other thing of value which are deemed to constitute interest which would increase the effective interest rate on this note to a rate in excess of that permitted to be charged by applicable law, all such sums deemed to constitute interest in excess of the lawful rate shall, upon such determination, at the option of the holder of this note, be either immediately returned to Makers or credited against the principal balance of this note then outstanding, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and Makers shall to the greatest extent permitted by applicable law, (i) characterize any non- principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread the total amount of interest throughout the entire contemplated term hereof in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. By execution of this note, Makers acknowledge that they believe the loan evidenced hereby to be non-

TERM NOTE                                                            PAGE 2 OF 4
usurious and agree that if, at any time, Makers should have reason to believe that this note is in fact usurious, they will give the holder of this note notice of such condition and Makers agree that said holder shall have ninety
(90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term "applicable law" as used in this note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

         THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS WITHIN SUCH STATE. MAKERS EXPRESSLY AGREE THAT THIS NOTE SHALL NOT BE SUBJECT TO CHAPTER 4 OR CHAPTER 15 OF THE TEXAS CREDIT CODE. MAKERS HEREBY IRREVOCABLY SUBMIT THEMSELVES TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND TO THE VENUE OF DALLAS COUNTY AND CONSENT AND AGREE THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN ANY LEGAL PROCEEDING RELATING TO THIS NOTE BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW.

         If this note bears interest at a variable rate, unless changed in accordance with law, the applicable method of calculating the usury ceiling rate under Texas law shall be in the indicated (weekly) ceiling rate from time to time in effect, as provided in Tex. Rev. Civ. Stat. Ann. art. 5069-1.04, as amended.

         This note is issued pursuant to and is entitled to the benefits of that certain Credit Agreement dated of even date herewith by and among Makers and Lender (such agreement as the same may be amended from time to time is herein called the "Credit Agreement") and evidences the Term Loan made by Lender thereunder. Reference is hereby made to the Credit Agreement for certain provisions relating to the acceleration of the maturity hereof upon the occurrence of certain events specified therein and for all other pertinent purposes. All defined terms used but not defined herein shall have the meanings respectively assigned to them in the Credit Agreement.

         Payment of this note is secured by the Collateral as described in the Credit Agreement and is unconditionally guaranteed by Donald Whitson.

                                        MAKERS:

                                        SPAN INSTRUMENTS, INC.

                                        By: /s/ Brian R. Day
                                            --------------------------
                                        Name: Brian R. Day
                                              ------------------------
                                        Title: Chief Financial Officer
                                               -----------------------

TERM NOTE                                                            PAGE 3 OF 4

                                        OCALA, INC.

                                        By: /s/ Brian R. Day
                                            --------------------------
                                        Name: Brian R. Day
                                              ------------------------
                                        Title: Vice President
                                               -----------------------

TERM NOTE                                                            PAGE 4 OF 4